                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

     Filed by the Registrant [X]

     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:

     [ ] Preliminary Proxy Statement                    [ ] Confidential, for
                                                            Use of the
                                                            Commission Only (as
                                                            permitted by Rule
                                                            14a-6(e)(2))

     [X] Definitive Proxy Statement

     [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                NRG ENERGY, INC.
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                (Name of Registrant as Specified in Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

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     [ ] Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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

                                   [NRG LOGO]

April 26, 2001

Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders of NRG Energy, Inc. on Wednesday, June 20, 2001, at 1:00 p.m. (Central Standard
Time), at the Radisson Plaza Hotel, 35 South Seventh Street, Minneapolis, Minnesota.

     The matters to be voted on at the meeting are described in the Notice of Annual Meeting of Stockholders and Proxy Statement on the following pages. In addition to these matters, we will also report on our current operations and on our future plans. After the voting, you will have an opportunity to ask questions.

     There are three methods available for voting your proxy. You can mail your proxy form, you can vote by telephone or you can vote over the Internet. Instructions for voting by telephone or over the Internet are included on the proxy form. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE VOTE YOUR PROXY PROMPTLY. YOUR VOICE IS IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU HOLD.

     IF YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE BRING THE ADMISSION TICKET ATTACHED TO THE ENCLOSED PROXY FORM.

     Our annual meetings are helpful in maintaining communications and understanding between our Board of Directors and stockholders. We hope you will join us.

                                          Sincerely,

                                          /s/ David H. Peterson
                                          David H. Peterson
                                          Chairman of the Board, Chief Executive
                                          Officer and President

                                NRG ENERGY, INC.
                            (A DELAWARE CORPORATION)

                            NOTICE OF ANNUAL MEETING
                                OF STOCKHOLDERS

     The Annual Meeting of Stockholders of NRG ENERGY, INC., a Delaware corporation, will be held on Wednesday, June 20, 2001, at 1:00 p.m. (Central Standard Time), at the Radisson Plaza Hotel, 35 South Seventh Street, Minneapolis, Minnesota for the following purposes:

     (1) To elect 9 Directors of the Company to serve until the Annual Meeting of Stockholders in 2002;

     (2) To approve the NRG Energy, Inc. 2000 Long-Term Incentive Compensation Plan;

     (3) To approve the Annual Incentive Plan for Designated Corporate Officers;

     (4) To ratify the appointment of PricewaterhouseCoopers LLP as independent auditors for the fiscal year ended December 31, 2001; and

     (5) To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

     Stockholders who owned stock at the close of business on April 23, 2001, are entitled to receive notice of, and to vote at, the Annual Meeting.

                                          By order of the Board of Directors

                                          JAMES J. BENDER
                                          Vice President, General Counsel
                                          and Corporate Secretary

Minneapolis, Minnesota
April 26, 2001

                       PLEASE REMEMBER TO VOTE YOUR PROXY

                                NRG ENERGY, INC.
                        901 MARQUETTE AVENUE, SUITE 2300
                          MINNEAPOLIS, MINNESOTA 55402

                                PROXY STATEMENT

INTRODUCTION

     The Board of Directors is sending you this proxy statement in connection with the solicitation of your proxy for use at the Annual Meeting. When you vote by proxy, you appoint Leonard A. Bluhm and James J. Bender as your representatives at the Annual Meeting. Leonard A. Bluhm and James J. Bender will vote your shares, as you have instructed them on the proxy form, at the Annual Meeting. This way, your shares will be voted whether or not you attend the Annual Meeting. Even if you plan to attend the meeting, it is a good idea to vote by proxy in advance of the meeting just in case your plans change.

     If an issue comes up for vote at the meeting that is not covered by your proxy, Leonard A. Bluhm and James J. Bender will vote your shares, under your proxy, in accordance with their best judgment.

MAILING OF PROXY STATEMENT AND ANNUAL REPORT

     This proxy statement, the enclosed proxy materials, our Annual Report on Form 10-K and our Annual Report to Stockholders for the year 2000 are being mailed on or about April 30, 2001, to all stockholders who owned stock on April 23, 2001.

VOTING PROCEDURES; REVOCATION OF PROXY

     You may vote by mail, in person, by telephone or over the Internet. To vote by mail, simply complete and sign the proxy form and mail it in the enclosed, prepaid and preaddressed envelope. If you mark your voting instructions on the proxy form, your shares will be voted as you instruct. If you return a signed form but do not provide voting instructions, your shares will be voted FOR the named nominees and FOR each of the other proposals set forth herein.

     If you wish to vote in person, written ballots will be passed out at the meeting. If you hold your shares in street name (i.e., they are held by your broker in an account for you), you must request a legal proxy from your broker in order to vote at the meeting.

     If you wish to vote by telephone or over the Internet, please follow the instructions included on the enclosed proxy form. If you vote by telephone or over the Internet, it is not necessary to mail in your proxy form.

     If you change your mind after voting your proxy, you can revoke your proxy and change your vote at any time before the polls close at the meeting. You can revoke your proxy by either signing another proxy with a later date, voting a second time by telephone or over the Internet or voting again at the meeting. Alternatively, you may provide a written statement to the Company (Attention:
James J. Bender, Vice President, General Counsel and Corporate Secretary) of your intention to revoke your proxy.

RECORD DATE; NUMBER OF VOTES

     If you owned shares of the Company's stock at the close of business on April 23, 2001, you are entitled to vote at the meeting. If you owned shares of common stock of the Company ("Common Stock"), you are entitled to one vote per share of Common Stock upon each matter presented at the Annual Meeting. Shares of Class A common stock of the Company ("Class A Common Stock"), all of which are owned by Xcel Energy Inc. (in August 2000, Northern States Power Company ("NSP") merged with New Century Energies, Inc. ("NCE") to form Xcel Energy Inc. ("Xcel Energy")), will be entitled to ten votes per share of Class A Common Stock upon each matter presented at the Annual Meeting. On April 23, 2001, there were 50,896,002 shares of Common Stock and 147,604,500 shares of Class A Common Stock outstanding.

EXPENSES OF PROXY SOLICITATION

     The Company will pay all costs associated with preparing, assembling and mailing the proxy materials and proxy statements. The Company also will reimburse brokers, nominees, fiduciaries and other custodians for their expenses in forwarding proxy materials to stockholders. Officers and other employees of the Company may solicit proxies by mail, personal interview or telephone. Employees of the Company will not receive any additional compensation for soliciting proxies.

VOTING OF SHARES HELD IN STREET NAME BY YOUR BROKER

     Brokerage firms have authority under New York Stock Exchange rules to vote customers' unvoted shares on certain "routine" matters, such as the election of directors and the ratification of the selection of independent public accountants. If you do not vote your proxy, your brokerage firm may either vote your shares on routine matters or leave your shares unvoted. You are encouraged to provide instructions to your brokerage firm by voting your proxy. This ensures your shares will be voted at the meeting. When a brokerage firm votes its customers' unvoted shares on routine matters, these shares are counted for purposes of establishing a quorum to conduct business at the meeting. A brokerage firm, however, cannot vote customers' unvoted shares on "non-routine" matters, such as the approval of the NRG Energy, Inc. 2000 Long-Term Incentive Compensation Plan and the Annual Incentive Plan for Designated Corporate Officers. Accordingly, such shares (sometimes referred to as broker non-votes) are considered as not entitled to vote on non-routine matters, rather than as having been voted against the matter.

                    PROPOSAL NO. 1 -- ELECTION OF DIRECTORS

GENERAL INFORMATION

     The Bylaws of the Company provide that the Board of Directors of the Company is to consist of one or more members, with such number to be determined from time to time by resolution of the Board. The Board of Directors, by resolution, has currently determined this number to be nine. As such, the following nine individuals are the nominees to be elected to the Board of Directors to serve until the Annual Meeting of Stockholders in the year 2002 and until their successors are elected and qualified: David H. Peterson, Pierson M. Grieve, Luella G. Goldberg, William A. Hodder, Wayne H. Brunetti, James J. Howard, Gary R. Johnson, Richard C. Kelly and Edward J. McIntyre. Each of these nominees is currently a director of the Company whose term is scheduled to expire at the Annual Meeting.

     Each of the nominees has indicated a willingness to serve. Should any of the nominees become unavailable prior to the Annual Meeting, your proxy will be voted for such person or persons as recommended by a proxy committee appointed by the Board.

     Any stockholder may make recommendations for membership on the Board of Directors by sending a written statement of the qualifications of the recommended individual to James J. Bender, Vice President, General Counsel and Corporate Secretary, 901 Marquette Avenue, Suite 2300, Minneapolis, Minnesota, 55402.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR ALL OF THE NOMINEES NAMED BELOW.

     DAVID H. PETERSON has served as Chairman of the Board of the Company since January 1994, Chief Executive Officer since November 1993, President since 1989 and as a director since 1989. Previously, Mr. Peterson also served as Chief Operating Officer of the Company from June 1992 to November 1993. Prior to joining NRG Energy, Mr. Peterson held the position of Vice President, Non-Regulated Generation, with NSP, as well as serving in various other management positions with NSP throughout the last 20 years. Mr. Peterson currently serves as a member of the board of directors of Energy Performance Systems, Inc.

     PIERSON M. (SANDY) GRIEVE has served as a director of the Company since June 2000. Mr. Grieve is currently a partner of Palladium Equity Partners, LLC and a member of the boards of directors of The St. Paul Companies, Inc., Mesaba Aviation and Bank of Naples. Mr. Grieve served as Chairman of the Board and Chief Executive Officer of Ecolab, Inc. from 1983 to 1996. Prior to that, Mr. Grieve served as President and Chief Executive Officer of Questor Corp.

     LUELLA G. GOLDBERG has served as a director of the Company since June 2000. Ms. Goldberg is currently a member of the boards of directors of TCF Financial Corporation, Hormel Foods Corporation, Communications Systems, Inc. and Personnel Decisions International. Ms. Goldberg also serves as a member of the supervisory board of ING Group and as a member of the Board of Overseers of the Carlson School of Management at the University of Minnesota. Ms. Goldberg served as the Chair of the Wellesley College Board of Trustees from 1985 to 1993, as acting President of Wellesley College from July 1993 to October 1993 and currently serves as a Trustee Emerita.

     WILLIAM A. HODDER has served as a director of the Company since June 2000. Mr. Hodder is currently a member of the board of directors of SUPERVALU, Inc. Mr. Hodder also serves as a member of the Board of Overseers of the Carlson School of Management at the University of Minnesota. Mr. Hodder served as Chairman and Chief Executive Officer of Donaldson Company, Inc. from 1994 to 1996 and Chairman, President and Chief Executive Officer from 1985 to 1994. Mr. Hodder joined Donaldson Company, Inc. as President in 1973.

     WAYNE H. BRUNETTI has served as a director of the Company since June 2000. Mr. Brunetti is currently the President, Chief Executive Officer and a member of the board of directors of Xcel Energy. Prior to assuming such positions with Xcel Energy in August 2000, Mr. Brunetti was Vice Chairman,

President and Chief Executive Officer of NCE. Previously, Mr. Brunetti was Vice Chairman, President and Chief Operating Officer of Public Service Company of Colorado before it merged with Southwestern Public Service Company to form NCE. Mr. Brunetti joined the Public Service Company of Colorado as President and Chief Operating Officer in 1994.

     JAMES J. HOWARD has served as a director of the Company since June 2000. Mr. Howard is currently the Chairman of Xcel Energy, the Chairman of the Federal Reserve Bank of Minneapolis and a member of the boards of directors of Ecolab, Inc., Honeywell International Inc. and Walgreens Co. Mr. Howard served as the Chairman, President and Chief Executive Officer of NSP from 1994 until August 2000. Mr. Howard joined NSP as President and Chief Executive Officer in 1987. Prior to joining NSP, Mr. Howard served as President and Chief Operating Officer of Ameritech.

     GARY R. JOHNSON has served as a director of the Company since 1993. Mr. Johnson is currently Vice President and General Counsel of Xcel Energy. Previously, Mr. Johnson served as Vice President and General Counsel of NSP from November 1991 to August 2000.

     RICHARD C. KELLY has served as a director of the Company since June 2000. Mr. Kelly is currently President-Enterprises of Xcel Energy. Previously, Mr. Kelly served as Executive Vice President, Financial and Support Services, and Chief Financial Officer for NCE. Prior to that, Mr. Kelly was Senior Vice President of Finance, Treasurer and Chief Financial Officer for Public Service Company of Colorado, which he joined in 1968.

     EDWARD J. MCINTYRE has served as a director of the Company since 1993. Mr. McIntyre is currently Vice President and Chief Financial Officer of Xcel Energy. Prior to assuming such positions with Xcel Energy in August 2000, Mr. McIntyre was Vice President and Chief Financial Officer of NSP from January 1993. Mr. McIntyre served as President and Chief Executive Officer of Northern States Power Company Wisconsin, a wholly-owned subsidiary of NSP, from July 1990 to December 1992, as Vice President Gas Utility from November 1985 to June 1990, and has served in various other management positions since joining NSP in 1973.

                 INFORMATION CONCERNING THE BOARD OF DIRECTORS

DIRECTOR MEETINGS

     In 2000, there were 16 meetings of the Board of Directors of the Company. The Compensation and Audit Committees of the Board of Directors of the Company met 6 and 3 times, respectively, during 2000. Each director attended at least 75% of the meetings of the Board of Directors and committees on which such director served during 2000.

COMMITTEES OF THE NRG ENERGY BOARD OF DIRECTORS

     There are two committees of the Board of Directors of the Company whose duties and responsibilities are described below.

NAME OF COMMITTEE AND MEMBERS                   FUNCTIONS OF THE COMMITTEE
-----------------------------  ------------------------------------------------------------
Compensation                   - Review the Company's compensation policies
  Pierson M. Grieve(1)         - Review the form and amount of compensation paid to the
  James J. Howard              members of the Board of Directors and to key senior
  William A. Hodder              executives of the Company
  Richard C. Kelly             - Administer executive annual and long-term incentive plans, as delegated by the Board of Directors
Audit                          - Review auditing activities of internal and external
  William A. Hodder(1)         auditors
  Pierson M. Grieve            - Review financial reporting, internal controls and
  Luella G. Goldberg           accounting policies and practices
                               - Review matters affecting protection and recovery of assets of the Company

---------------
(1) Chairperson

     For purposes of complying with Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and Section 2.9 of the NRG Energy, Inc. 2000 Long-Term Incentive Compensation Plan (the "2000 Plan"), the Board of Directors has established a subcommittee of the Compensation Committee to administer the 2000 Plan (the "Incentive Plan Subcommittee"). The Incentive Plan Subcommittee consists of Pierson M. Grieve and William A. Hodder, each of whom are "outside directors" within the meaning of Section 162(m) of the Code and "non-employee" directors within the meaning of Rule 16b-3 of the Exchange Act. The Incentive Plan Subcommittee did not meet in 2000.

DIRECTOR COMPENSATION

     The Company does not award directors who are also employees of the Company or employees of Xcel Energy any separate compensation or other consideration, direct or indirect, for service as a director. During 2000, directors not employed by the Company or Xcel Energy ("Non-Employee Directors") received annual fees of $30,000 plus $1,000 for each Board of Directors meeting attended in person, $800 for each committee meeting attended in person and reasonable travel expenses. Committee chairs received an additional $200 per meeting attended in person. Non-Employee Directors participating in meetings of the Board of Directors or a committee by telephone received 50% of such meeting fees.

     In connection with the Company's initial public offering, each of the Non-Employee Directors received a grant of stock options to purchase 5,000 shares of Common Stock pursuant to the 2000 Plan at an exercise price equal to $15, the initial public offering price of a share of Common Stock. Such options will vest in four equal annual installments, beginning on the second anniversary of the date of each such grant. The Company expects that it will, on an annual basis, grant stock options to Non-Employee Directors for the purchase of 5,000 shares of Common Stock at an exercise price equal to the fair market value of the Common Stock on the date of such grant, pursuant to the 2000 Plan.

     Each of the Non-Employee Directors participates in the Company's Independent Director Deferral Plan (the "Deferral Plan"). The Deferral Plan allows Non-Employee Directors to defer all or a portion of his or her annual fees, meeting fees and other fees paid in connection with service on the Board of Directors to a cash deferral account, a stock unit account or a combination of such accounts. The Deferral Plan provides for a 20% premium on fees deferred into a stock unit account. Fees deferred under the Deferral Plan are paid out in cash upon the retirement of the Non-Employee Director from service on the Company's Board of Directors or upon two payout commencement dates other than retirement, as determined by the Non-Employee Director. Payout of fees deferred under the Deferral Plan are made in installments, with a minimum of two and maximum of ten such installments, or in a lump sum.

     Each of the Company's directors has an indemnification agreement that entitles him or her to indemnification for claims asserted against them in their capacity as directors to the fullest extent permitted by Delaware law.

                 BENEFICIAL OWNERSHIP OF SHARES OF COMMON STOCK
                            AND CLASS A COMMON STOCK

     The following table lists the beneficial ownership of Common Stock and Class A Common Stock owned as of March 15, 2001, by (i) the directors and nominees of the Company, (ii) the executive officers named in the Summary Compensation Table that follows and (iii) all the directors and executive officers of the Company as a group. The following table also lists the beneficial ownership of Common Stock and Class A Common Stock owned as of March 15, 2001 by each person known by the Company to beneficially own more than five percent (5%) of the outstanding shares of Common Stock and Class A Common Stock.

                                                                   NUMBER OF SHARES
      NAME OF BENEFICIAL OWNER              CLASS OF STOCK       BENEFICIALLY OWNED(1)    PERCENT OF CLASS
      ------------------------           --------------------    ---------------------    ----------------
David H. Peterson....................    Common Stock                     150,506(2)              *
Pierson M. Grieve....................    Common Stock                      38,100                 *
Luella G. Goldberg...................    Common Stock                       5,000                 *
William A. Hodder....................    Common Stock                      15,000                 *
Wayne H. Brunetti....................    Common Stock                       2,500                 *
James J. Howard......................    Common Stock                       1,000                 *
Gary R. Johnson......................    Common Stock                          --                --
Richard C. Kelly.....................    Common Stock                       1,000                 *
Edward J. McIntyre...................    Common Stock                       1,000                 *
Craig A. Mataczynski.................    Common Stock                      27,826(3)              *
John A. Noer.........................    Common Stock                         600                 *
James J. Bender......................    Common Stock                      25,750(4)              *
Leonard A. Bluhm.....................    Common Stock                      45,390(5)              *
Xcel Energy Inc.(6)..................    Common Stock                          --(7)             --
                                         Class A Common Stock         147,604,500               100%(8)
Massachusetts Financial Services
  Company(9).........................    Common Stock                   2,198,500(10)           6.8%
Directors and executive officers as a
  group..............................    Common Stock                     378,762(11)             *

---------------
 (1) The number of shares beneficially owned by each person or entity is determined under the rules of the Securities and Exchange Commission (the "SEC"), and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, each person or entity is considered the beneficial owner of any shares: (a) to which such person or entity has sole or shared voting power or investment power and (b) that such person or entity has the right to acquire within 60 days through the exercise of stock options or other similar rights. Unless otherwise indicated, each person or entity has sole investment and voting power (or such person shares such powers with his or her spouse) with respect to the shares set forth in the table above.

 (2) Includes 144,506 shares subject to options that are exercisable within 60 days.

 (3) Includes 25,826 shares subject to options that are exercisable within 60 days.

 (4) Includes 24,650 shares subject to options that are exercisable within 60 days and 100 shares owned by Mr. Bender's wife. Mr. Bender disclaims beneficial ownership of the shares owned by his wife.

 (5) Includes 43,690 shares subject to options that are exercisable within 60 days.

 (6) The address for Xcel Energy Inc. is 800 Nicollet Mall, Suite 3000, Minneapolis, Minnesota, 55402-2023.

 (7) Pursuant to an option agreement, which is more fully described below under the heading "Relationships and Related Transactions," Xcel Energy and its affiliates have a continuing option to purchase shares of Common Stock to the extent necessary to maintain or restore an ownership percentage of 80% of the outstanding shares of Common Stock and Class A Common Stock on a combined basis.

 (8) Xcel Energy currently owns an approximate 74% interest in the Common Stock and Class A Common Stock of the Company on a combined basis, which represents 96.7% of the total voting power of the Common Stock and Class A Common Stock on a combined basis.

 (9) The address for Massachusetts Financial Services Company is 500 Boylston Street, Boston, Massachusetts, 02116.

(10) Based on the Schedule 13G filed with the SEC on February 12, 2001.

(11) Includes 296,062 shares subject to options that are exercisable within 60 days.

                       COMPENSATION OF EXECUTIVE OFFICERS

     The following tables set forth cash and non-cash compensation for each of the last three fiscal years ended December 31, for the individual who served as the Company's Chief Executive Officer during 2000 and each of the four next most highly compensated executive officers (collectively, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                         ANNUAL COMPENSATION                 LONG-TERM COMPENSATION
                                   --------------------------------   -------------------------------------
                                                                              AWARDS              PAYOUTS
                                                                      -----------------------   -----------
(A)                         (B)       (C)          (D)                   (F)          (G)           (H)          (I)
                                                              (E)                  NUMBER OF
                                                             OTHER                 SECURITIES
                                                            ANNUAL                 UNDERLYING
                                                            COMPEN-   RESTRICTED    OPTIONS                   ALL OTHER
NAME AND                                                    SATION      STOCK       AND SARS       LTIP        COMPEN-
PRINCIPAL POSITION          YEAR   SALARY ($)   BONUS ($)   ($)(1)    AWARDS ($)      (#)       PAYOUTS ($)   SATION ($)
------------------          ----   ----------   ---------   -------   ----------   ----------   -----------   ----------
David H. Peterson........   2000    397,340      474,000    28,678        0         120,000      1,212,067      22,923(3)
Chairman, President &       1999    367,992      192,970     6,131        0               0        155,995      33,201
Chief Executive Officer     1998    345,826      290,220     4,922        0               0          7,724      17,777
Craig A. Mataczynski.....   2000    278,340      276,500     6,303        0          60,000        186,250       3,059(4)
Senior Vice President-      1999    246,250      150,000     4,706        0               0         15,533      15,251
North America               1998    192,091      118,627     3,871        0               0          2,538       5,832
John Noer(2).............   2000    259,992      256,750     6,554        0          60,000              0       2,464(5)
Senior Vice President-      1999          0            0         0        0               0              0           0
Worldwide Operations        1998          0            0         0        0               0              0           0
James J. Bender..........   2000    256,242      256,750     7,131        0          60,000        186,636       2,609(6)
Vice President &            1999    213,746      100,000     6,528        0               0         19,729       6,172
General Counsel             1998    198,758      108,892     7,331        0               0          4,810      49,491
Leonard A. Bluhm.........   2000    204,175      202,438     8,508        0          60,000        391,887       2,467(7)
Executive Vice President    1999    194,590       72,150     5,265        0               0         50,489      12,814
& Chief Financial Officer   1998    189,174       66,500     5,156        0               0          3,172       5,060

---------------
(1) Represents amounts reimbursed during the fiscal year for the payment of taxes on fringe benefits.

(2) Mr. Noer was hired on January 1, 2000. Prior to such date, Mr. Noer was employed by NSP.

(3) Includes $7,000 of universal life insurance premiums; $13,478 of imputed income on life insurance; $1,279 of contributions to the Northern States Power Company Employee Stock Ownership Plan; $900 of matching contributions to the NSP Retirement Savings Plan; and $266 of deferred compensation excess. Does not include $5,789 of incentive pension make-up earned in 1999 and paid in 2000.

(4) Includes $384 of term life insurance premiums; $1,226 of contributions to the Northern States Power Company Employee Stock Ownership Plan; $900 of matching contributions to the NSP Retirement Savings Plan; and $549 of deferred compensation excess. Does not include $4,500 for incentive pension make-up earned in 1999 and paid in 2000.

(5) Includes $1,279 of contributions to the Northern States Power Company Employee Stock Ownership Plan; $900 of matching contributions to the NSP Retirement Savings Plan; and $2,464 of deferred compensation excess. Does not include $1,320 for incentive pension make-up earned in 1999 and paid in 2000.

(6) Includes $318 of term life insurance premiums; $1,279 of contributions to the Northern States Power Company Employee Stock Ownership Plan; $900 of matching contributions to the NSP Retirement Savings Plan; and $112 of deferred compensation excess. Does not include $3,000 for incentive pension make-up earned in 1999 and paid in 2000.

(7) Includes $288 of term life insurance premiums; $1,279 of contributions to the Northern States Power Company Employee Stock Ownership Plan; and $900 of matching contributions to the NSP Retirement Savings Plan. Does not include $2,165 for incentive pension make-up earned in 1999 and paid in 2000.

                  OPTIONS AND STOCK APPRECIATION RIGHTS (SARS)

     The following table indicates for each of the Named Executive Officers the extent to which the Company used stock options and SARs for executive compensation purposes in 2000 and the potential value of such stock options and SARs as determined pursuant to the SEC rules.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                                                      POTENTIAL REALIZABLE
                                                                                                        VALUE AT ASSUMED
                                                                                                         ANNUAL RATES OF
                                                                                                    STOCK PRICE APPRECIATION
                                        INDIVIDUAL GRANTS                                                FOR OPTION TERM
-------------------------------------------------------------------------------------------------   -------------------------
          (A)                      (B)                    (C)                (D)          (E)           (F)           (G)
                                NUMBER OF              % OF TOTAL
                          SECURITIES UNDERLYING       OPTIONS/SARS       EXERCISE OR
                              OPTIONS/SARS        GRANTED TO EMPLOYEES   BASE PRICE    EXPIRATION
          NAME                GRANTED(#)(1)          IN FISCAL YEAR       ($/SHARE)       DATE       5%($)(2)      10%($)(2)
          ----            ---------------------   --------------------   -----------   ----------   -----------   -----------
David H. Peterson.......         120,000                11.32%             $15.00       5/31/10      1,132,010     2,868,736
Craig A. Mataczynski....          60,000                 5.66%             $15.00       5/31/10        566,005     1,434,368
John A. Noer............          60,000                 5.66%             $15.00       5/31/10        566,005     1,434,368
James J. Bender.........          60,000                 5.66%             $15.00       5/31/10        566,005     1,434,368
Leonard A. Bluhm........          60,000                 5.66%             $15.00       5/31/10        566,005     1,434,368

---------------
(1) Amounts shown represent stock options granted to the Named Executive Officers for compensation purposes in 2000 under the 2000 Plan and do not include options held by the Named Executive Officers to purchase shares of stock of Xcel Energy or stock options granted to the Named Executive Officers to replace equity units held under the NRG Equity Plan, which is described below in the Compensation Committee Report on Executive Compensation. The options set forth in the table above were granted with an exercise price ($15.00) equal to the initial public offering price of a share of Common Stock and will vest and become fully exercisable on the fifth anniversary of the date of the grant. All options expire 10 years from the date of the grant.

(2) The hypothetical potential appreciation shown in columns (f) and (g) for the Named Executive Officers is required by the SEC rules. The amounts in these columns do not represent either the historical or anticipated future performance of the Company's Common Stock level of appreciation.

     The following table indicates for each of the Named Executive Officers the number and value of all exercisable and unexercisable options and SARs held by the Named Executive Officers as of December 31, 2000.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                          AND FY-END OPTION/SAR VALUES

          (A)                   (B)            (C)                     (D)                             (E)
                                                               NUMBER OF SECURITIES            VALUE OF UNEXERCISED
                                                              UNDERLYING UNEXERCISED               IN-THE-MONEY
                              SHARES                               OPTIONS/SARS                    OPTIONS/SARS
                            ACQUIRED ON       VALUE                AT FY-END(#)                    AT FY-END($)
          NAME              EXERCISE(#)    REALIZED($)     EXERCISABLE/UNEXERCISABLE(1)    EXERCISABLE/UNEXERCISABLE(2)
          ----              -----------    ------------    ----------------------------    ----------------------------
David H. Peterson(3)....         0              0                144,506/596,189               2,992,107/11,147,257
Craig A. Mataczynski....         0              0                 25,826/160,429                  525,760/2,753,350
John A. Noer............         0              0                       0/60,000                         --/768,750
James J. Bender.........         0              0                 24,650/151,144                  507,722/2,586,023
Leonard A. Bluhm........         0              0                 43,690/193,601                  910,688/3,495,011

---------------
(1) Includes stock options granted to the Named Executive Officers to replace equity units held under the NRG Equity Plan but does not include the following Xcel Energy options that are currently exercisable: David H. Peterson, 8,672; Craig A. Mataczynski, 1,496; John Noer, 71,648; and Leonard
    A. Bluhm, 5,500.

(2) Option values were calculated based on a $27.8125 closing price of Common Stock, as reported on the New York Stock Exchange on December 29, 2000.

(3) Does not include 12,918 shares of common stock of Xcel Energy (as converted on a one-for-one basis from shares of common stock of NSP), having a value of $25,488 at the time of exercise, acquired in 2000 pursuant to the exercise of NSP non-qualified stock options.

                                NRG ENERGY, INC.

                         COMPENSATION COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

COMPENSATION PHILOSOPHY

     The Compensation Committee of the Board of Directors was appointed in May 2000 in connection with the Company's initial public offering and consists of four members.

     The purpose of the Committee is to, on a regular basis, review, approve and, where applicable, make recommendations to the Board of Directors concerning executive officer compensation. The Committee's philosophy regarding executive compensation is that such compensation should be directly aligned with improvements in corporate performance and increased stockholder value. The Committee's guidelines, which are intended to reflect such philosophy, include:

     - Providing a competitive total compensation package that enables the Company to attract and retain key executive talent.

     - Aligning annual and long-term incentive compensation with the Company's business strategies and objectives.

     - Providing variable compensation opportunities that are directly linked to the Company's performance and stockholder return.

     For the fiscal year 2000, the Compensation Committee evaluated the competitiveness of its executive compensation based on information obtained in an executive compensation, industry specific, independent power producer survey. The Committee also obtained information from an independent compensation consultant who provided objective and expert advice in the review of executive compensation plans. The industry sector in which the Company operates is highly competitive and is undergoing significant change due to deregulation and globalization. In the future, the Committee intends to evaluate the competitiveness of its executive compensation by assessing the data contained in the proxy statements of similar independent power production companies. The Committee intends to utilize such information to assess the Company's position in each individual aspect of executive compensation, including base salary, annual incentive compensation and long-term incentive compensation.

ELEMENTS OF COMPENSATION

     Compensation for the Company's executive officers for the fiscal year 2000 consisted of the following elements: base salary, annual incentive compensation and long-term incentive compensation.

     Base Salary. Annual base salary is designed to compensate executive officers for their sustained performance. For the fiscal year 2000, annual base salaries for executive officers were established by reviewing median base pay levels for each executive's position in the independent power producer survey. The base salary recommendations also incorporate the executive officer's individual performance, the general contributions of the executive officer to overall corporate performance and the level of achievement by the executive officer with respect to specific annual goals. In general, the 2000 base salary levels for executive officers, including Mr. Peterson, were increased in accordance with comparable market data. The base salary amounts paid to the executive officers for the fiscal year 2000 are reflected in the salary column of the Summary Compensation Table.

     Annual Incentive Compensation. Annual incentive compensation is designed to compensate executive officers for satisfying certain Company goals and is determined as a percentage of each such executive officer's annual base salary. Annual incentive compensation for the executive officers for the fiscal year 2000 was determined in accordance with median levels of annual incentive awards for comparable positions, as set forth in the independent power producer survey. For the fiscal year 2000, the target incentive for annual incentive compensation for executive officers ranged from 40% to 60% of base salary, with Mr. Peterson's target incentive being 60% of his base salary. Annual incentive payout opportunities range from 0% to 197.5% of the target incentive. Target incentives for the executive officers for the fiscal year 2000 were based on either or both of net income and safety goals. Mr. Peterson's target incentive was based 95% on net income and 5% on safety goals. Overall the Company exceeded the targets and achieved the maximum net income and safety goals for 2000 with a net income growth of 220% from fiscal year 1999. As such, Mr. Peterson received the maximum payout available for his annual incentive compensation. The annual incentive compensation paid to the executive officers for the fiscal year 2000 is reflected in the bonus column of the Summary Compensation Table.

     Long-Term Incentive Compensation. Prior to the Company's initial public offering and the adoption of the 2000 Plan, each of which occurred in May 2000, the Company offered the NRG Equity Plan (the "Equity Plan") to its executive officers and other selected employees. The Equity Plan was established in 1993 to promote the achievement of long-term financial objectives by linking the long-term incentive compensation of the employees to the achievement of value creation, as well as to attract and retain employees of outstanding competence, encourage teamwork among employees and provide employees with an opportunity for long-term capital accumulation. Under the Equity Plan, the Company made grants of "equity units," which were intended to simulate stock options. Grants of equity units were made annually at the discretion of the Board of Directors with a grant price consistent with the most recent valuation of equity units. Mr. Peterson received an equity plan payout for vested equity units of approximately $1,200,000 during the fiscal year 2000.

     In connection with the Company's initial public offering, the Company established the 2000 Plan and discontinued the Equity Plan. All outstanding, non-vested equity units for active employee participants were terminated and replaced with a comparable stock option grant. Messrs. Peterson, Bluhm, Mataczynski and Bender were granted stock options to replace equity units for 620,695; 177,291; 126,255; and 115,794 shares, respectively.

     Under the 2000 Plan, the Committee will approve a target number of option shares for each executive officer, with such targets to be based in part on competitor proxy information and market surveys regarding long-term incentive compensation. The Incentive Plan Subcommittee will be responsible for determining and approving stock option grants for the executive officers. Options granted will have an exercise price equal to the fair market value of the Common Stock on the date of grant, and, typically, will be exercisable over a four-year period in increments of 25% per year. Initial grants included a one-year waiting period prior to the vesting of any portion of the options.

DISCUSSION OF COMPENSATION IN EXCESS OF ONE MILLION DOLLARS PER YEAR

     The Company has considered the implications of Section 162(m) of the Code, which precludes a public corporation from taking a tax deduction for individual compensation in excess of $1 million for any of the Named Executive Officers, subject to certain exemptions. The Company has considered the exemptions to such limitation, which are also provided in Section 162(m) of the Code, and specifically the exemption for compensation that is "performance-based" within the meaning of Section 162(m).

     In order to qualify compensation derived by executive officers from stock options as "performance-based" compensation under Section 162(m) of the Code, the 2000 Plan was approved by the Board of Directors of the Company and NSP and is included herein for stockholder approval. Additionally, in order to qualify bonus payments to executives under Section 162(m) of the Code and preserve the deductibility of such payments, the Annual Incentive Plan for Designated Corporate Officers has been approved by the Committee, the Board of Directors and is included herein for stockholder approval.

     Regardless of the foregoing, in the future, the Company may award compensation to its executive officers that may not qualify under Section 162(m) of the Code as deductible compensation. The Company will continue to consider all elements of expense in providing such compensation, including the impact of
Section 162(m) of the Code.

                          PIERSON M. GRIEVE, CHAIRMAN
                                JAMES J. HOWARD
                               WILLIAM A. HODDER
                                RICHARD C. KELLY

                              PENSION PLAN TABLES

     The Company participates in Xcel Energy's noncontributory, defined benefit pension plan. Such plan covers substantially all of the Company's employees. As of January 1, 1999, the pension benefit formula that applies to the Named Executive Officers was changed and each Named Executive Officer, together with all other affected nonbargaining employees, was given an opportunity to choose between two retirement programs, the traditional program and the pension equity program. Messrs. Peterson, Bluhm and Noer have selected the traditional program and Messrs. Mataczynski and Bender have selected the pension equity program.

     Under the traditional program applicable to certain of the Named Executive Officers, the pension benefit is computed by taking the highest average compensation below the integration level times 1.1333% plus the highest average compensation above the integration level times 1.6333%. The result is multiplied by credited service. The integration level is one-third of the social security wage base. The annual compensation used to calculate average compensation is base salary for the year. After an employee has reached 30 years of service, no additional years of service are used in determining the pension benefit under the traditional program. The benefit amounts under the traditional program are computed in the form of a straight-life annuity.

     Under the pension equity program applicable to certain of the Named Executive Officers, the formula for determining the pension benefit is average compensation times credited years of service times 10%. The annual compensation used to calculate average compensation is base salary for the year plus bonus compensation paid in that same year. There is no maximum on the number of years of service used to determine the pension benefit. The benefit amounts under the pension equity program are computed in the form of a lump sum.

     Both programs feature a cash balance side account, which credits $1,400 plus interest annually. The opening balance as of January 1, 1999 was $1,400, multiplied by years of service.

     The employment agreement between Mr. Peterson and the Company, a more detailed description of which is set forth below, provides that Mr. Peterson will receive the accumulated value of his pension payments had he begun payments at his earliest retirement eligibility. Additionally, the employment agreement provides that, in the event that Mr. Peterson elects a lump sum payment, the value of his benefits will be calculated based on both his and his spouse's mortality, subject to certain financial performance measures. Such calculation of benefits is different from the single mortality basis used for other employees.

     The following table illustrates the approximate retirement benefits payable to employees retiring at the normal retirement age of 65 years under the traditional program applicable to certain of the Named Executive Officers:

                                               ESTIMATED ANNUAL BENEFITS FOR YEARS OF SERVICE INDICATED
                                                                   YEARS OF SERVICE
AVERAGE COMPENSATION                 -----------------------------------------------------------------------------
   (LAST 4 YEARS)                       5            10            15            20            25            30
--------------------                 -------      --------      --------      --------      --------      --------
     $  50,000...................    $ 4,500      $  9,000      $ 13,500      $ 19,000      $ 25,000      $ 31,500
       100,000...................      8,500        17,000        25,500        35,000        45,500        56,000
       150,000...................     12,500        25,000        38,000        51,500        66,000        80,500
       200,000...................     16,500        33,500        50,000        68,000        86,500       105,000
       250,000...................     21,000        41,500        62,500        84,000       107,000       129,500
       300,000...................     25,000        49,500        74,500       100,500       127,500       154,000
       350,000...................     29,000        58,000        87,000       117,000       147,500       178,500
       400,000...................     33,000        66,000        99,000       133,000       168,000       203,000
       450,000...................     37,000        74,000       111,500       149,500       188,500       227,500
       500,000...................     41,000        82,500       123,500       166,000       209,000       252,000
       550,000...................     45,500        90,500       136,000       182,000       229,500       276,500
       600,000...................     49,500        98,500       148,000       198,500       250,000       301,000
       650,000...................     53,500       107,000       160,500       215,000       270,000       325,500
       700,000...................     57,500       115,000       172,500       231,000       290,500       350,000
       750,000...................     61,500       123,000       185,000       247,500       311,000       374,500
       800,000...................     65,500       131,500       197,000       264,000       331,500       399,000
       850,000...................     70,000       139,500       209,500       280,000       352,000       423,500
       900,000...................     74,000       147,500       221,500       296,500       372,500       448,000
       950,000...................     78,000       156,000       234,000       313,000       392,500       472,500
     1,000,000...................     82,000       164,000       246,000       329,000       413,000       497,000
     1,050,000...................     86,000       172,000       258,500       345,500       433,500       521,500
     1,100,000...................     90,000       180,500       270,500       362,000       454,000       546,000
     1,150,000...................     94,500       188,500       283,000       378,000       474,500       570,500
     1,200,000...................     98,500       196,500       295,000       394,500       495,000       595,000

     The following table illustrates the approximate retirement benefits payable to employees retiring at the normal retirement age of 65 years under the pension equity program applicable to certain of the Named Executive Officers if paid in the form of a straight-line annuity:

                                               ESTIMATED ANNUAL BENEFITS FOR YEARS OF SERVICE INDICATED
                                                                   YEARS OF SERVICE
AVERAGE COMPENSATION                 -----------------------------------------------------------------------------
   (LAST 4 YEARS)                       5            10            15            20            25            30
--------------------                 -------      --------      --------      --------      --------      --------
     $  50,000...................    $ 3,500      $  7,000      $ 11,000      $ 15,500      $ 20,500      $ 26,500
       100,000...................      6,000        12,000        18,500        25,500        33,000        41,500
       150,000...................      8,500        17,000        26,000        35,500        46,000        57,000
       200,000...................     11,000        22,000        33,500        45,500        58,500        72,000
       250,000...................     13,500        27,000        41,500        56,000        71,000        87,000
       300,000...................     16,000        32,500        49,000        66,000        83,500       102,500
       350,000...................     18,500        37,500        56,500        76,000        96,500       117,500
       400,000...................     21,000        42,500        64,000        86,000       109,000       133,000
       450,000...................     23,500        47,500        71,500        96,500       121,500       148,000
       500,000...................     26,000        52,500        79,500       106,500       134,500       163,000
       550,000...................     28,500        57,500        87,000       116,500       147,000       178,500
       600,000...................     31,000        62,500        94,500       127,000       159,500       193,500
       650,000...................     33,500        67,500       102,000       137,000       172,500       208,500
       700,000...................     36,000        73,000       109,500       147,000       185,000       224,000
       750,000...................     39,000        78,000       117,000       157,000       197,500       239,000
       800,000...................     41,500        83,000       125,000       167,500       210,500       254,500
       850,000...................     44,000        88,000       132,500       177,500       223,000       269,500
       900,000...................     46,500        93,000       140,000       187,500       235,500       284,500
       950,000...................     49,000        98,000       147,500       197,500       248,500       300,000
     1,000,000...................     51,500       103,000       155,000       208,000       261,000       315,000
     1,050,000...................     54,000       108,000       163,000       218,000       273,500       330,500
     1,100,000...................     56,500       113,500       170,500       228,000       286,500       345,500
     1,150,000...................     59,000       118,500       178,000       238,000       299,000       360,500
     1,200,000...................     61,500       123,500       185,500       248,500       311,500       376,000

     The approximate credited years of service as of December 31, 2000, for the Named Executive Officers were as follows:


Mr. Peterson................................................    36.83
Mr. Mataczynski.............................................    18.42
Mr. Noer....................................................    31.67
Mr. Bender..................................................     5.33
Mr. Bluhm...................................................    29.42

                      TOTAL STOCKHOLDER RETURN COMPARISON

     The graph below compares the Company's cumulative total stockholder return on Common Stock with the cumulative total return of the Standard & Poor's 500 Composite Stock Price Index and an index of comparable peer issuers (the "Peer Group Index") from May 31, 2000, the first date on which the Common Stock began trading on the New York Stock Exchange, to December 31, 2000, the Company's fiscal year end (assuming a $100 investment in each vehicle on May 31, 2000 and the reinvestment of all dividends).

     The Peer Group Index consists of the following publicly traded companies in the global power generation industry: AES Corp., Calpine Corp., Dynegy, Inc., Orion Power Holdings, Inc. and Mirant Corp. In accordance with the rules of the SEC, the returns are indexed to a value of $100 at May 31, 2000, and the returns of each company in the Peer Group Index have been weighted according to their market capitalization at December 31, 2000.

                              [PERFORMANCE GRAPH]

                                                                 2000
                           ---------------------------------------------------------------------------------
                           5/31     6/30       7/31       8/31       9/29       10/31      11/30      12/31
                           ----    -------    -------    -------    -------    -------    -------    -------
NRG....................    $100    $109.16    $140.98    $157.89    $219.55    $156.39    $154.14    $167.29
Peer Group Index.......    $100    $104.08    $113.60    $139.11    $159.05    $129.51    $119.04    $140.48
S&P 500................    $100    $102.47    $100.86    $107.13    $101.47    $101.04    $ 93.08    $ 93.53

                             EMPLOYMENT AGREEMENTS

     DAVID H. PETERSON EMPLOYMENT AGREEMENT

     The Company has entered into an employment agreement with Mr. Peterson which provides that Mr. Peterson will be employed as the Company's highest level executive officer. The term of the agreement expires June 27, 2004. During the term of the agreement, Mr. Peterson's base salary will be reviewed at least annually by the Compensation Committee of the Board of Directors for possible increase. The agreement provides that Mr. Peterson will receive retirement and welfare benefits no less favorable than those provided to any other officer of the Company. In addition, the agreement provides for participation in a supplemental executive retirement plan such that the aggregate value of the retirement benefits that Mr. Peterson and his spouse will receive at the end of the term of the agreement under all of the Company's defined benefit pension plans and those of the Company's affiliates will not be less than the aggregate value of the benefits he would have received had he continued, through the end of the term of the agreement, to participate in the NSP Deferred Compensation Plan, the NSP Excess Benefit Plan and the NSP Pension Plan. Such retirement benefits include amounts to compensate Mr. Peterson for the monthly defined benefit payments he would have received during the term of the agreement and prior to the date of his termination of employment if monthly benefit payments had commenced following the month in which he first became eligible for early retirement under the Xcel Energy Pension Plan.

     The agreement also provides for certain additional benefits to be paid upon Mr. Peterson's death. If Mr. Peterson's employment is terminated by the Company without cause, or by Mr. Peterson with good reason, in each case as defined in the agreement, Mr. Peterson will continue to receive his salary, bonus at the greater of target bonus or actual bonus for the last plan year prior to termination, incentive compensation with cash replacing equity based awards and benefits under the agreement as if he had remained employed until the end of the term of the agreement and then retired, at which time he will be treated as eligible for retiree welfare benefits and other benefits provided to the retired senior executives. However, if the termination of employment is a result of a change of control, as defined in the Equity Plan, the compensation and benefits will be continued for the longer of 30 months or through the end of the employment period.

     In accordance with the terms of the agreement, Mr. Peterson has agreed not to compete with the business of the Company during the period of his employment and for one year after his termination or resignation. Mr. Peterson has also agreed not to solicit any of the Company's customers for any business purpose that competes with the Company's business during the period of his employment or two years after his termination or resignation. Finally, during the period of his employment and for two years after his termination or resignation, Mr. Peterson has agreed not to disclose any of the Company's confidential information to any person not authorized by the Company to receive such confidential information.

     LEONARD A. BLUHM, CRAIG A. MATACZYNSKI AND JAMES J. BENDER EMPLOYMENT AGREEMENTS

     On April 15, 1998, the Company entered into an employment agreement with each of Messrs. Bluhm, Mataczynski and Bender. Each such agreement was to expire on April 15, 2001, however, pursuant to the terms of an Extension to Employment Agreement entered into between the Company and each of Messrs. Bluhm, Mataczynski and Bender, such agreements have been extended for 45 days and will expire on May 30, 2001. The employment agreements provide that if the employment of Messrs. Bluhm, Mataczynski or Bender is terminated due to his death, disability or for cause, or if any of them voluntarily resigns without good cause, he will receive his base salary excluding incentives and employee benefits through the date of termination or resignation. Each such agreement further provides that if any of Messrs. Bluhm, Mataczynski or Bender is terminated for any reason other than death, disability or cause, or if any of them voluntarily resigns for good cause, the Company is obligated to continue to pay such officer's then current total compensation, including base salary, anticipated incentives and all employee benefits for a period of three years following the date of termination or resignation.

     Under the terms of each such agreement, each of Messrs. Bluhm, Mataczynski and Bender have agreed not to compete with the Company's business during the course of his employment and for one year after his resignation or termination. Additionally, Messrs. Bluhm, Mataczynski and Bender have agreed not to disclose any of the Company's confidential information or trade secrets or use the information for his or a third party's benefit.

                     RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company was initially incorporated in Minnesota in 1989, and was reincorporated in Delaware in 1992, as a wholly owned subsidiary of NSP. The Company became publicly traded on May 31, 2000. In August 2000, NSP merged with NCE to form Xcel Energy. Following the completion in March 2001 of a public offering by the Company of 18.4 million shares of Common Stock (the "March 2001 Offering"), Xcel Energy owns an approximate 74% interest in the Common Stock and Class A Common Stock of the Company on a combined basis, representing 96.7% of the total voting power of the Common Stock and Class A Common Stock on a combined basis. In addition, 4 directors of the Company are executive officers of Xcel Energy.

     The Company and Xcel Energy have entered into material transactions and agreements with one another and are expected to enter into material transactions and agreements from time to time in the future. Material agreements and transactions currently existing or currently proposed between the Company and Xcel Energy are described below.

OPERATING AGREEMENTS

     The Company has two agreements with Xcel Energy for the purchase of thermal energy. Under the terms of the agreements, Xcel Energy charges the Company for certain incremental costs, including fuel, labor, plant maintenance and auxiliary power, incurred by Xcel Energy to produce thermal energy. The Company paid $5.5 million in 2000 under these agreements. One of the agreements expires on December 31, 2002, and the other expires on December 31, 2006.

     The Company has a renewable 10-year agreement with Xcel Energy, expiring on December 31, 2001, whereby Xcel Energy agrees to purchase refuse-derived fuel for use in certain of its boilers, and the Company agrees to pay Xcel Energy an incentive fee to use refuse-derived fuel. Under this agreement, the Company received from Xcel Energy $1.5 million in 2000, and the Company paid to Xcel Energy $2.8 million in 2000.

     The Company has entered into an operation and maintenance agreement with Xcel Energy with respect to its Elk River and Becker facilities, under which the Company receives a base management fee and is reimbursed for costs it incurs. The operation and maintenance agreement also provides for a management incentive fee payable to the Company, based upon the financial performance of the facilities. The Company earned a total management fee, in addition to reimbursed expenses, of $2.3 million in 2000. This agreement expires on December 31, 2003.

     The Company and Xcel Energy are in the final stages of negotiating an asset purchase agreement for the sale of the Elk River and Becker facilities by Xcel Energy to the Company. Such transaction has been approved by the boards of directors of both the Company and Xcel Energy. Once executed, the asset purchase agreement will be filed by Xcel Energy with the Minnesota Public Utilities Commission for approval. The closing on the transaction may not take place unless and until such approval is obtained.

ADMINISTRATIVE SERVICES AGREEMENT

     The Company has entered into an agreement with Xcel Energy to provide for the reimbursement of actual administrative services that each of the companies provide to one another at an at-cost basis plus a 1% fee to cover handling costs, working capital requirements and other miscellaneous costs. Services provided by Xcel Energy to the Company are provided at the Company's request and primarily include services related to benefits administration and engineering support. Employees of the Company participate in certain employee benefit plans of Xcel Energy. The Company paid Xcel Energy $4.7 million in 2000, as reimbursement for the cost of services provided.

TREECYCLE AGREEMENT

     In early 2001, a wholly-owned subsidiary of the Company, NRG Processing Solutions LLC ("NRG PS"), entered into agreements with Xcel Energy to provide for the assignment by Xcel Energy to NRG PS of various leases and contracts with respect to Xcel Energy's Treecycle business unit. The Treecycle operation manages wood waste from Xcel Energy's line-clearance operations in the Minneapolis and St. Paul metropolitan area. In conjunction with this transfer, the Company and Xcel Energy have also entered into a one-year processing agreement whereby NRG PS agreed to process Xcel Energy's wood waste until December 31, 2001, for a minimum fee of $500,000. Such agreements were approved by the Minnesota Public Utilities Commission in April 2001.

TAX ALLOCATION AGREEMENT

     The Company was formerly a member of Xcel Energy's consolidated tax group for United States federal income tax purposes. Following the completion of the March 2001 Offering, Xcel Energy owns equity securities representing less than 80% of the Company's value and, accordingly, the Company is no longer a member of Xcel Energy's consolidated tax group. The responsibility for payment of taxes and the allocation between Xcel Energy and the Company of tax benefits and liabilities was previously governed by a tax sharing agreement between the Company and Xcel Energy. Such tax sharing agreement was replaced by a tax allocation agreement, which became effective as of December 2000, that formalizes the various practices which arose under the previous tax sharing agreement and reflects the change in the Company's status from a wholly-owned subsidiary of Xcel Energy to a majority-owned subsidiary.

OPTION AGREEMENT

     The Company has entered into an option agreement with Xcel Energy under which the Company has granted to Xcel Energy and its affiliates a continuing option to purchase additional shares of Common Stock. In the event that the Company issues equity securities, Xcel Energy and its affiliates may exercise options to purchase shares of Common Stock to the extent necessary to maintain or restore an ownership percentage of 80% of the outstanding shares of Common Stock and Class A Common Stock on a combined basis. Such option agreement expires if and when Xcel Energy and its affiliates beneficially own less than 30% of the outstanding Common Stock and Class A Common Stock on a combined basis.

     Following the March 2001 Offering, Xcel Energy's ownership in the Company was reduced to approximately 74% of the outstanding shares of Common Stock and Class A Common Stock on a combined basis. Xcel Energy waived its rights under such option agreement in connection with the March 2001 offering.

REGISTRATION RIGHTS AGREEMENT

     The Company has entered into a registration rights agreement with Xcel Energy, under which the Company has agreed to register the shares of Common Stock issuable upon conversion of shares of Class A Common Stock held by Xcel Energy and its affiliates under the following circumstances:

     - Demand Rights. Upon the written request of Xcel Energy, the Company will register shares of Common Stock held by Xcel Energy and its affiliates specified in its request for resale under an appropriate registration statement filed and declared effective by the SEC. Xcel Energy may make a demand so long as:

      - it requests registration of shares with an anticipated aggregate offering price of at least $20 million;

      - it has made no more than four such previous requests;

      - the Company has not completed a registered offering of Common Stock within the last 180 days; and

      - the Chief Executive Officer of the Company has not determined it advisable to delay the offering for a period of up to 180 days, which determination may only be made once every twelve months.

     - Piggyback Rights. If at any time the Company registers newly issued shares of Common Stock or registers outstanding shares of Common Stock for resale on behalf of any holder of Common Stock, Xcel Energy and its affiliates may elect to include in such registration any shares of Common Stock it holds. If the offering is an underwritten offering, the managing underwriter may exclude up to 75% of the shares of Xcel Energy and its affiliates if market factors dictate, but only if Xcel Energy and its affiliates is not exercising a demand right, described above, and only if all other shares being sold by other stockholders are excluded first.

     - Lockup. In consideration for these registration rights, Xcel Energy and its affiliates agreed not to sell shares of Common Stock for a period of 180 days from the date of the Company's initial public offering.

     - Termination. The registration rights agreement will terminate upon the earlier of seven years from the date of the agreement or the date on which all remaining shares of Common Stock held by Xcel Energy and its affiliates, or issuable to Xcel Energy and its affiliates upon conversion of Class A Common Stock, may be sold in any 90-day period in compliance with Rule 144 under the Securities Act.

     Xcel Energy waived its rights under such registration rights agreement in connection with the March 2001 Offering.

                                NRG ENERGY, INC.

                             AUDIT COMMITTEE REPORT

     The Audit Committee of the Company oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls.

     The Audit Committee has three members, each of whom is independent (as defined by the New York Stock Exchange, where the Company's shares are listed). The Audit Committee operates under a written charter, which is reviewed and reassessed annually and approved by the Board of Directors. A copy of the Audit Committee Charter is included as Appendix A to this Proxy Statement.

     In fulfilling its oversight responsibilities regarding the 2000 financial statements, the Audit Committee reviewed with management and the Company's independent auditors the audited financial statements contained in the Annual Report on Form 10-K. The Audit Committee's review included a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

     The Audit Committee also reviewed with the Company's independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, such other matters as are required to be discussed with the Audit Committee under the Statement on Auditing Standards No. 61. In addition, the Audit Committee has discussed with the independent auditors the auditor's independence from management and the Company, including the matters in the written disclosures required by the Independence Standards Board and received by the Audit Committee.

     The Audit Committee discussed with the Company's independent auditors the overall scope and plans for their respective audits for the year 2000. The Audit Committee meets with Xcel Energy's internal auditors and the Company's independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls and the overall quality of the Company's financial reporting. The Audit Committee held three meetings during 2000.

     In reliance on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2000, for filing with the SEC. The Audit Committee and the Board of Directors have also recommended the selection of the Company's independent auditors for 2001.

AUDIT FEES

     PricewaterhouseCoopers LLP, the Company's independent public accountants, billed an aggregate of $900,000 for their professional services related to the Company's 2000 annual financial statements and review of the Company's quarterly financial statements included in the Company's Quarterly Reports on Form 10-Q filed in 2000.

ALL OTHER FEES

     In addition to the fees disclosed in the above paragraph, PricewaterhouseCoopers LLP billed an aggregate of $3,040,000 for all other professional services rendered during 2000. Of this amount $1,613,000 was for consulting related to due diligence projects, $655,000 was for assistance in completing the Company's initial public offering and other similar SEC related filings, $484,000 was for consulting related to tax compliance services, $182,000 was for consulting related to expatriate tax return services and $106,000 related to benefit plan audits and various accounting related consultations. No services were provided by PricewaterhouseCoopers LLP with respect to financial information systems design and implementation.

     The Audit Committee has considered and does not believe the provision of the services described in the preceding paragraph is incompatible with the maintenance of PricewaterhouseCoopers LLP's independence.

                          WILLIAM A. HODDER, CHAIRMAN
                               LUELLA G. GOLDBERG
                               PIERSON M. GRIEVE

                              REPORT OF MANAGEMENT

     Management is responsible for the preparation and integrity of the Company's financial statements. The 2000 financial statements, which are contained in the Annual Report on Form 10-K, have been prepared in accordance with generally accepted accounting principles and necessarily include some amounts that are based on management's estimates and judgment.

     To fulfill its responsibility, management maintains a strong internal control structure, supported by formal policies and procedures that are communicated throughout the Company. Management also utilizes a staff of internal auditors who evaluate the adequacy of and investigate the adherence to these controls, policies and procedures.

     PricewaterhouseCoopers LLP, the Company's independent public accountants, have audited the 2000 financial statements and have rendered an opinion as to the statements' fairness of presentation, in all material respects, in conformity with generally accepted accounting principles in the United States. During the audit, they obtained an understanding of the Company's internal control structure and performed tests and other procedures to the extent required by generally accepted auditing standards in the United States.

     The Board of Directors pursues its oversight role with respect to the Company's financial statements through the Audit Committee, which is comprised solely of non-management directors. The Audit Committee meets periodically with the Company's independent public accountants, internal auditors and management to ensure that all are properly discharging their responsibilities. The Audit Committee approves the scope of the annual audit and reviews the recommendations that the Company's independent public accountants have for improving the internal control structure. The Board of Directors, on the recommendation of the Audit Committee, engages the Company's independent public accountants.

     Both PricewaterhouseCoopers LLP, the Company's independent public accountants, and the internal auditors have unrestricted access to the Audit Committee.

             DAVID H. PETERSON,                                  LEONARD A. BLUHM
      CHAIRMAN OF THE BOARD, PRESIDENT                     EXECUTIVE VICE PRESIDENT AND
        AND CHIEF EXECUTIVE OFFICER                          CHIEF FINANCIAL OFFICER

                   PROPOSAL NO. 2 -- PROPOSAL TO APPROVE THE
          NRG ENERGY, INC. 2000 LONG-TERM INCENTIVE COMPENSATION PLAN

     The NRG Energy, Inc. 2000 Long-Term Incentive Compensation Plan was originally adopted by the Company's Board of Directors and the Company's sole stockholder, NSP, prior to the completion of the Company's initial public offering. The 2000 Plan is being submitted to the Company's stockholders for approval at this time so that certain awards made under the 2000 Plan will be eligible to qualify as "performance-based" compensation, as that term is defined in Section 162(m) of the Code, and exempted from the one million dollar deduction limited imposed by Section 162(m) of the Code. In the event that the 2000 Plan is not approved by the stockholders, no further awards will be made under such plan to the "covered employees," as that term is defined in Section 162(m) of the Code. A summary of the material provisions of the 2000 Plan is set forth below and is qualified in its entirety by reference to the 2000 Plan as set forth in Exhibit B.

     OBJECTIVES. The objectives of the 2000 Plan are: (i) to optimize the profitability and growth of the Company through annual and long-term incentives that are consistent with the Company's goals and that link the personal interests of participants with those of the Company's stockholders; (ii) to provide participants with an incentive for excellence in individual performance; and (iii) to promote teamwork. The 2000 Plan is further intended to provide flexibility to the Company in its ability to motivate, attract and retain the services of participants who make significant contributions to the Company's success and allow such participants to share in such success.

     ADMINISTRATION. To the extent permitted under the terms of the 2000 Plan, the Board has delegated the administration of the 2000 Plan to the Incentive Plan Subcommittee. The Incentive Plan Subcommittee or the Board of Directors, where applicable, has the power, except as may be limited by law or the Certificate of Incorporation or Bylaws of the Company and subject to the provisions of the 2000 Plan: to select employees and directors to participate in the 2000 Plan; to determine the sizes and types of awards; to determine the terms and conditions of awards; to construe and interpret the 2000 Plan and any agreement or instrument entered into under the 2000 Plan; to establish, amend or waive rules and regulations for the administration of the 2000 Plan; and to amend the terms and conditions of any outstanding award. All determinations and decisions made by the Incentive Plan Subcommittee or the Board of Directors, where applicable, pursuant to the provisions of the 2000 Plan are final, conclusive and binding.

     SHARES SUBJECT TO THE PLAN AND MAXIMUM AWARDS. Subject to adjustment in connection with a change in corporate capitalization, the number of shares of Common Stock reserved for issuance under the 2000 Plan is 9,000,000, no more than 900,000 of which may be granted in the form of restricted stock. As of March 15, 2001, options to purchase approximately 4,331,840 shares of Common Stock were outstanding. Unless and until the Incentive Plan Subcommittee determines that an award to a "covered employee" will not be designated to comply with the "performance-based" compensation exception of Section 162(m) of the Code, the following restrictions apply to grants of awards in any one fiscal year to any one participant: (i) the maximum aggregate number of shares of Common Stock that may be granted in the form of stock options is 900,000; (ii) the maximum aggregate number of shares of Common Stock that may be granted in the form of stock appreciation rights is 900,000; (iii) the maximum aggregate grant of restricted stock is 250,000; and the maximum aggregate payout (determined as of the end of the applicable performance period) with respect to cash-based awards or awards of performance shares or performance units is equal to the value of 250,000 shares of Common Stock.

     ELIGIBILITY AND PARTICIPATION. Any person who is an employee or member of the Board of Directors of the Company or any subsidiary or affiliate is eligible to participate in the 2000 Plan, however, only employees of the Company or its subsidiaries or affiliates are eligible to receive incentive stock options. As of March 15, 2001, approximately 2,200 employees and each member of the Board of Directors were designated as currently eligible to participate in the 2000 Plan.

     STOCK OPTIONS. The Incentive Plan Subcommittee or the Board of Directors, where applicable, may grant options in such number and upon such terms as it determines. Each option grant will be evidenced by an award agreement specifying the option price, the duration of the option, the number of shares of Common Stock to which the option pertains and whether the option is intended to be an incentive stock option or a non-qualified stock option. The option price for each option granted will be equal to at least 100% of the fair market value of a share of Common Stock on the date the option is granted; provided, however, that certain options previously granted in place of equity units under the Equity Plan may have an option price of less than 100% of the fair market value of a share of Common Stock on the date the option was granted. The closing price of the Common Stock on March 15, 2001 was $29.96. The Incentive Plan Subcommittee or the Board of Directors, where applicable, will determine the expiration of each option grant; provided, however, that no incentive stock option will be exercisable later than the tenth anniversary of the date of its grant. Options will be exercisable at such times and be subject to such restrictions and conditions as approved by the Incentive Plan Subcommittee or the Board of Directors, where applicable. The full option price of any option must be paid to the Company (i) in cash or its equivalent, (ii) by tendering shares of Common Stock which have an aggregate fair market value at the time of exercise equal to the full option price, or (iii) a combination of cash and shares of Common Stock. Additionally, the Incentive Plan Subcommittee or the Board, where applicable, may allow for the cashless exercise of options, subject to securities law restrictions.

     STOCK APPRECIATION RIGHTS. The Incentive Plan Subcommittee or the Board, where applicable, may grant Freestanding SARs and Tandem SARs in such number and upon such terms as it determines. Each SAR will be evidenced by an award agreement that specifies the grant price and the term of the SAR. The grant price of a Freestanding SAR will equal the fair market value of a share of Common Stock on the date of such grant. The grant price of Tandem SARs will equal the option price of the related option. The term of the SAR will be determined by the Incentive Plan Subcommittee or the Board, where applicable, but in no event will exceed ten years. Tandem SARs may be exercised for all or part of the shares of Common Stock subject to the related option upon surrender of the right to exercise the equivalent portion of the related option; provided, however, that a Tandem SAR may be exercised only with respect to the shares of Common Stock for which its related option is then exercisable. With respect to a Tandem SAR granted in connection with an incentive stock option: (i) the Tandem SAR will expire no later than the expiration of the underlying incentive stock option; (ii) the value of the payout with respect to the Tandem SAR may be for no more than 100% of the difference between the option price of the underlying incentive stock option and the fair market value of the shares of Common Stock subject to the incentive stock option at the time the Tandem SAR is exercised; and (iii) the Tandem SAR may be exercised only when the fair market value of the shares of Common Stock subject to the incentive stock option exceed the option price of the incentive stock option. Freestanding SARs may be exercised upon whatever terms and conditions the Incentive Plan Subcommittee or the Board of Directors, where applicable, imposes on such SARs. Upon exercise of a SAR, a participant is entitled to receive payment from the Company in an amount determined by multiplying (a) the difference between the fair market value of a share of Common Stock on the date of exercise over the grant price; by (b) the number of shares of Common Stock with respect to which the SAR is exercised. At the discretion of the Incentive Plan Subcommittee or the Board of Directors, where applicable, the payment made in connection with the exercise of a SAR may be in cash, the equivalent value in shares of Common Stock or in a combination of cash and shares of Common Stock.

     RESTRICTED STOCK. The Incentive Plan Subcommittee or the Board of Directors, where applicable, may grant restricted stock under the 2000 Plan. Such grants of restricted stock may be made without requiring any payment by the participant for such shares. Grants of restricted stock will be evidenced by a restricted stock award agreement specifying the period of restriction and the number of shares of restricted stock granted. Shares of restricted stock granted under the 2000 Plan may not be sold or otherwise transferred or assigned until the end of the applicable period of restriction or upon earlier satisfaction of any other conditions. The Incentive Plan Subcommittee or the Board of Directors, where applicable, may impose such conditions or restrictions on any shares of restricted stock granted pursuant to the 2000 Plan as it may deem advisable including, but not limited to, a requirement that participants pay a stipulated purchase price for each share of restricted stock, restrictions based upon the achievement of specific performance goals, time-based restrictions on vesting following the attainment of the performance goals or restrictions under applicable federal or state securities laws. The Incentive Plan Subcommittee or the Board of Directors, where applicable, may grant holders of restricted stock the right to exercise full voting rights with respect to such shares during the period of restriction. Further, the Incentive Plan Subcommittee or the Board of Directors, where applicable, may determine that, subject to certain restrictions, holders of restricted stock will be credited with dividends paid with respect to such stock.

     PERFORMANCE UNITS, PERFORMANCE SHARES AND CASH-BASED AWARDS. The Incentive Plan Subcommittee or the Board of Directors, where applicable, may grant performance units, performance shares and/or cash-based awards, in such number and upon such terms as it determines. The grant of performance units, performance shares and/or cash-based awards may be made without requiring any payment by the participant for such awards. The initial value of performance units and the value of cash based awards are determined by the Incentive Plan Subcommittee or the Board of Directors, where applicable, at the time of the grant. Performance shares will have an initial value equal to the fair market value of a share of Common Stock on the date of grant. The number and the value of performance units, performance shares and cash-based awards paid to participant will be determined by the extent to which certain performance goals are met. Payment of earned performance units, performance shares and cash-based awards will be made in a single lump sum following the close of the applicable performance period and may be made in the form of cash or shares of Common Stock. Shares of Common Stock may be granted subject to any restrictions deemed appropriate by the Incentive Plan Subcommittee or the Board of Directors, where applicable. At the discretion of the Incentive Plan Subcommittee or the Board of Directors, where applicable, participants may be entitled to receive dividends declared with respect to shares of Common Stock earned in connection with grants of performance units and/or performance stock but not yet distributed to such participant. Additionally, at the discretion of the Incentive Plan Subcommittee or the Board of Directors, where applicable, participants may be entitled to exercise their voting rights with respect to such share of stock.

     PERFORMANCE MEASURES. Until the stockholders of the Company approve a change, the performance measures to be used to determine the degree of payout and vesting with respect to awards to "covered employees" which are designated to qualify for the "performance-based" compensation exception to Section 162(m) of the Code include all, or any one or more, of the following: earnings per share; net income (before or after taxes); return measures (including, but not limited to, return on assets, equity or sales); cash flow return on investments which equals net cash flows divided by owners equity; earnings before or after taxes; gross revenues; gross margins and share price (including, but not limited to, growth measures and total stockholder return). The Incentive Plan Subcommittee or the Board of Directors, where applicable, have discretion to adjust the determination of the degree of attainment of the pre-established performance goals; provided, however, that awards designated to qualify for the "performance-based" compensation exception to Section 162(m) of the Code and held by a "covered employee," may not be adjusted upward. To the extent that awards designated to qualify for the "performance based" compensation exception to 162(m) of the Code and held by a "covered employee" include performance measures, the Incentive Plan Subcommittee will, following the close of the performance period, certify in writing that such performance measures have been attained. In the event that applicable tax and securities laws change to permit the Incentive Plan Subcommittee or the Board of Directors, where applicable, discretion to alter the performance measures without obtaining stockholder approval of such changes, the Incentive Plan Subcommittee or the Board of Directors, where applicable, will have the sole discretion to make such changes without obtaining stockholder approval.

     CHANGE IN CONTROL. Except as otherwise provided in the 2000 Plan, for purposes of the 2000 Plan a "change of control" will be deemed to have occurred as of the first day that one or more of the following are satisfied: any person becomes the beneficial owner, directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding securities; during any period of 2 consecutive years, individuals who at the beginning of such period constitute the Board of Directors cease for any reason to constitute a majority thereof; or the stockholders of the Company approve a plan of complete liquidation, an agreement for the sale of all or substantially all of the

Company's assets or a merger or similar corporate reorganization that would result in the voting securities of the Company outstanding immediately prior to such merger or reorganization continuing to represent at least 50.1% of the combined voting power of the voting securities of the Company outstanding immediately after the merger or reorganization. Upon a "change in control," all options and SARs granted under the 2000 Plan will become immediately exercisable and will remain exercisable throughout their entire term; any restriction periods or restrictions imposed on restricted shares that are not performance-based will lapse; and target payout opportunities attainable under all outstanding awards of performance-based restricted stock, performance units, performance shares and cash-based awards will be deemed to have been fully earned for the entire performance period as of the effective date of the "change in control." The vesting of all awards denominated in shares of Common Stock will be accelerated as of the effective date of the "change in control," and there will be paid out to participants within thirty (30) days following the effective date of the "change in control" a pro rata number of shares based upon an assumed achievement of all relevant targeted performance goals and upon the length of time within the performance period that has elapsed prior to the "change in control." Awards denominated in cash will be paid pro rata to participants in cash within thirty (30) days following the effective date of the "change in control," with the proration determined as a function of the length of time within the performance period that has elapsed prior to the "change in control," and based on an assumed achievement of all relevant targeted performance goals

     AMENDMENT, MODIFICATION AND TERMINATION. The Board of Directors may, at any time, amend or terminate the 2000 Plan; provided, however, that no amendment or termination may adversely affect in any material way any award previously granted under the 2000 Plan without the written consent of the holder of such award. Additionally, as the Board deems appropriate, it may make adjustments in the terms and conditions of awards in recognition of unusual or non-recurring events affecting the Company or the financial statement of the Company or of changes in applicable laws, regulations or accounting principles.

     FEDERAL TAX CONSIDERATIONS. The following is a brief description of the federal income tax treatment that will generally apply to awards under the 2000 Plan based on current federal income tax rules.

     Non-Qualified Stock Options. The grant of a non-qualified stock option will not result in taxable income to the participant. Generally, the participant will realize ordinary income at the time of exercise in an amount equal to the excess of the fair market value of the Common Stock acquired over the exercise price for those shares and the Company will be entitled to a corresponding deduction. Gains or losses realized by the participant upon the subsequent disposition of such shares will be treated as capital gains and losses, with the basis in such shares of Common Stock equal to the fair market value of the shares at the time of exercise.

     Incentive Stock Options. The grant of an incentive stock option will not result in taxable income to the participant. The exercise of an incentive stock option will not result in taxable income to the participant provided that the participant was, without a break in service, an employee of the Company or an affiliate or subsidiary during the period beginning on the date of the grant of the option and ending on the date three months prior to the date of exercise (one year prior to the date of exercise if the participant is disabled, as that term is defined in the Code). The excess of the fair market value of the Common Stock at the time of the exercise of an incentive stock option over the exercise price is an adjustment that is included in the calculation of the participant's alternative minimum taxable income for the tax year in which the incentive stock option is exercised.

     If the participant does not sell or otherwise dispose of the Common Stock within two years from the date of the grant of the incentive stock option, nor within one year after the transfer of such Common Stock to the participant, then, upon disposition of such Common Stock, any amount realized in excess of the exercise price will be taxed to the participant as a capital gain and the Company will not be entitled to a corresponding deduction. A capital loss will be recognized to the extent that the amount realized is less than the exercise price. If the foregoing holding period requirements are not met, the participant will generally realize ordinary income at the time of the disposition of the shares, in an amount equal to the lesser of (i) the excess of the fair market value of the Common Stock on the date of exercise over the exercise price, or (ii) the excess, if any, of the amount realized upon disposition of the shares over the exercise price and the Company will be entitled to a corresponding deduction. If the amount realized upon the disposition of the shares exceeds the value of the shares on the date of exercise, any additional amount will be a capital gain. If the amount realized upon the disposition of the shares is less than the exercise price, the participant will recognize no income, and a capital loss will be recognized equal to the excess of the exercise price over the amount realized upon the disposition of the shares.

     Stock Appreciation Rights. The grant of an SAR will not result in taxable income to the participant. Generally, upon exercise of an SAR, the amount of cash or the fair market value of Common Stock received will be taxable to the participant as ordinary income and the Company will be entitled to a corresponding deduction. If the SAR is settled in Common Stock, gains and losses realized by the participant upon the disposition of any such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of exercise.

     Performance Units. A participant who has been granted a performance unit award will not realize taxable income at the time of grant and the Company will not be entitled to a corresponding deduction. Generally, the participant will have compensation income at the time of distribution equal to the amount of cash received and the then fair market value of the distributed shares and the Company will be entitled to a corresponding deduction.

     Restricted and Other Stock. A participant who has been granted a restricted stock award will not realize taxable income at the time of grant and the Company will not be entitled to a corresponding deduction, assuming that the restrictions constitute a "substantial risk of forfeiture" for federal income tax purposes. Upon the vesting of stock subject to an award, the holder will realize ordinary income in an amount equal to the then fair market value of those shares, and the Company will be entitled to a corresponding deduction. Gains or losses realized by the participant upon disposition of such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of vesting. Dividends paid to the holder during the restriction period, if so provided, will also be compensation income to the participant and the Company will be entitled to a corresponding deduction. A participant may elect pursuant to Section 83(b) of the Code to have income recognized at the date of grant of a restricted stock award and to have the applicable capital gain holding period commence as of that date and the Company will be entitled to a corresponding deduction. The fair market value of unrestricted stock is taxable as compensation to the participant (and deductible by the Company) at the time the stock is transferred.

     Withholding of Taxes. The Company may withhold amounts from participants to satisfy withholding tax requirements. Subject to guidelines established by the Board, participants may have Common Stock withheld from awards or may tender Common Stock to the Company to satisfy tax withholding requirements.

     One Million Dollar Limit. As previously noted, Section 162(m) of the Code disallows a federal income tax deduction for certain compensation in excess of one million dollars per year paid to each of the Company's CEO and its four other most highly compensated executive officers. Compensation that qualifies as "performance-based" compensation is not subject to the one million dollar limit. The 2000 Plan has been structured to permit awards and payments that will satisfy the requirements applicable to "performance-based" compensation.

     Tax Advice. The preceding discussion is based on federal tax laws and regulations presently in effect, which are subject to change, and the discussion does not purport to be a complete description of the federal income tax aspects of the 2000 Plan. A participant may also be subject to state and local taxes in connection with the grant of awards under the 2000 Plan. The Company suggests that participants consult with their individual tax advisors to determine the applicability of the tax rules to the awards granted to them in their personal circumstances.

     PRIOR ISSUANCES OF OPTIONS UNDER THE 2000 PLAN. The following table sets forth certain information regarding options received under the 2000 Plan from its inception on May 4, 2000, through March 15, 2001, by (i) the Named Executive Officers, (ii) all current executive officers as a group, (iii) each nominee for election as a director who has received options under the 2000 Plan, (iv) all current directors who are not executive officers as a group, and (v) all employees, including current officers who are not executive officers, as a group.

                                                                AGGREGATE AMOUNT OF COMMON STOCK
                                                                SUBJECT TO OPTIONS GRANTED UNDER
                                                                 THE 2000 PLAN FROM MAY 4, 2000
                  NAME OF PERSON OR GROUP                            THROUGH MARCH 15, 2001
                  -----------------------                       --------------------------------
David H. Peterson...........................................                 740,695(1)
Chairman, President & Chief Executive Officer
Craig A. Mataczynski........................................                 186,255(2)
Senior Vice President-North America
John Noer...................................................                  60,000
Senior Vice President-Worldwide Operations
James J. Bender.............................................                 175,794(3)
Vice President & General Counsel
Leonard A. Bluhm............................................                 237,291(4)
Executive Vice President & Chief Financial Officer
Pierson M. Grieve...........................................                   5,000
Nominee for Director
Luella G. Goldberg..........................................                   5,000
Nominee for Director
William A. Hodder...........................................                   5,000
Nominee for Director
All current executive officers as a group...................               1,911,650(5)
All current directors who are not executive officers as a
group.......................................................                  15,000
All employees, including current officers who are not
  executive officers, as a group............................               2,405,190

---------------
(1) Includes 620,695 options granted to replace equity units held under the Equity Plan.

(2) Includes 126,255 options granted to replace equity units held under the Equity Plan.

(3) Includes 115,794 options granted to replace equity units held under the Equity Plan.

(4) Includes 177,291 options granted to replace equity units held under the Equity Plan.

(5) Includes 1,340,850 options granted to current executive officers to replace equity units held under the Equity Plan.

     The amounts that would be receivable by the individuals or groups named in the table above under the 2000 Plan in the future are not determinable at this time.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THIS PROPOSAL TO APPROVE THE 2000 PLAN.

                   PROPOSAL NO. 3 -- PROPOSAL TO APPROVE THE
            ANNUAL INCENTIVE PLAN FOR DESIGNATED CORPORATE OFFICERS

     The Annual Incentive Plan for Designated Corporate Officers (the "Annual Incentive Plan") was adopted by the Board of Directors of the Company on February 21, 2001, subject to stockholder approval. If the Annual Incentive Plan is approved by the stockholders, incentive payments made under such plan will qualify as "performance based" compensation, which is exempt from the one million dollar deduction limited imposed by Section 162(m) of the Code. In the event that the Annual Incentive Plan is not approved by the stockholders, no compensation will be paid under such plan. A summary of the material provisions of the Annual Incentive Plan is set forth below and is qualified in its entirety by reference to the Annual Incentive Plan as set forth in Exhibit C.

     PURPOSE. The principal purpose of the Annual Incentive Plan is to provide incentives and rewards to key senior executive officers of the Company for contributing to the success and growth of the Company and to assist the Company in attracting, motivating and retaining such key senior executive officers. Amounts paid under the Annual Incentive Plan are intended to qualify as "performance based" compensation, which is exempt from the one million dollar deduction limit imposed by Section 162(m) of the Code.

     ADMINISTRATION OF THE PLAN. The Annual Incentive Plan will be administered by the compensation committee, as that term is defined in the Annual Incentive Plan. The compensation committee, at any time on or before the 90th day of each performance period, will designate participants for such performance period, establish targeted bonus percentages for the performance period for each participant and establish company performance factors for the performance period for each participant. Furthermore, following the close of each performance period and prior to payment of any bonus under the Annual Incentive Plan, the compensation committee must certify in writing that the company performance factors and all other factors upon which a bonus is based have been attained.

     COMPANY PERFORMANCE FACTORS. The company performance factors under the Annual Incentive Plan will be directly and specifically tied to one or more of the following business criteria, determined with respect to the Company: consolidated pre-tax earnings, net revenues, net earnings, operating income, earnings before interest and taxes, cash flow, return on equity, return on net assets employed, earnings per share or other quantifiable non-financial strategic operational measures including but not limited to safety, for the applicable performance period. All such company performance factors will be computed in accordance with generally accepted accounting principles as in effect from time to time and as applied by the Company in the preparation of its financial statements and subject to such other special rules and conditions as the compensation committee may establish at any time ending on or before the 90th day of the applicable performance period. Such company performance factors will constitute the sole business criteria upon which the performance goals under the Annual Incentive Plan will be based.

     ELIGIBILITY. The President and Chief Executive Officer of the Company, and any of the key senior executive officers of the Company who are designated by the compensation committee at any time on or before the 90th day of each performance period, may participate in the Annual Incentive Plan.

     LIMITATIONS ON BONUS PAYMENTS. Each participant in the Annual Incentive Plan will receive a bonus payment for each performance period in an amount not greater than: the participant's base pay for the performance period, the participant's targeted bonus percentage for the performance period or the participant's company performance factor for the performance period. Furthermore, no participant will receive a bonus payment under the Annual Incentive Plan for any performance period in excess of $4,000,000. Finally, the compensation committee retains sole discretion to reduce the amount of or eliminate any bonus otherwise payable under the Annual Incentive Plan. In no event will any participant receive a bonus payment if the company performance factor and all other factors on which the bonus payment is based is not achieved during the performance period.

     EFFECTIVE DATE, AMENDMENTS AND TERMINATION. Subject to stockholder approval, the Annual Incentive Plan will become effective as of January 1, 2001. The compensation committee may amend the Annual

Incentive Plan prospectively at any time and for any reason deemed sufficient by it without notice to any person affected by such plan. Likewise, the compensation committee may terminate or curtail the benefits of the Annual Incentive Plan both with regard to persons expecting to receive benefits under such plan in the future and persons already receiving benefits at any time and for any reason deemed sufficient by it without notice. In the event that the Annual Incentive Plan has not been previously discontinued or terminated, the Annual Incentive Plan will terminate on December 31, 2011. No bonus may be granted after the termination of the Annual Incentive Plan; provided, however, that a payment with respect to a performance period that begins before such termination may be made after such termination. Additionally, the authority of the compensation committee to amend the Annual Incentive Plan extends beyond the termination of such plan.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THIS PROPOSAL TO APPROVE THE ANNUAL INCENTIVE PLAN.

                      PROPOSAL NO. 4 -- PROPOSAL TO RATIFY
                THE SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

     Subject to ratification by the stockholders, the Board of Directors has appointed PricewaterhouseCoopers LLP, as the independent auditors of the Company for the year ending December 31, 2001. PricewaterhouseCoopers has performed this function for the Company commencing with the fiscal year 1995. Members of PricewaterhouseCoopers will be present at the Annual Meeting, will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions from stockholders.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF AUDITORS.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Under federal securities laws, our directors and executive officers are required to report, within specified monthly and annual due dates, their initial ownership in the Company's securities and subsequent acquisitions, dispositions or other transfers of interest in such securities. The Company is required to disclose whether it has knowledge that any person required to file such a report may have failed to do so in a timely manner. To the knowledge of the Company, all of its directors and officers subject to such reporting obligations have satisfied their reporting obligations in full for 2000.

                            QUORUM AND VOTE REQUIRED

     The presence in person or by proxy of the holders of a majority of the voting power of the shares of Common Stock and Class A Common Stock issued, outstanding and entitled to vote at a meeting for the transaction of business is required to constitute a quorum. The election of each director will be decided by plurality vote. As a result, any shares not voted for a director (whether by abstention, broker non-vote or otherwise) have no impact on the election of directors except to the extent the failure to vote for an individual results in another individual receiving a larger number of votes. Approval of the 2000 Plan, approval of the Annual Incentive Plan and ratification of the selection of independent public accountants require the affirmative vote of the holders of a majority of the shares of Common Stock and Class A Common Stock present in person or by proxy at the Annual Meeting. Abstention from voting on these matters are treated as votes against such matters, while broker non-votes are treated as shares neither present nor entitled to vote.

                           2002 STOCKHOLDER PROPOSALS

     Any proposal by a stockholder intended to be included in the proxy statement for the annual stockholder meeting in 2002 must be received by the Secretary of the Company at 901 Marquette Avenue, Suite 2300, Minneapolis, Minnesota, 55402, not later than the close of business on December 30, 2001. Proposals received by that date will be included in the 2002 Proxy Statement if the proposals are proper for consideration at an annual meeting and are required for inclusion in the proxy statement by, and conform to, the rules of the SEC.

     Even in the event that a proposal by a stockholder is not intended to be included in the proxy statement, the Company's Bylaws provide that in order for such proposal to be properly brought before an annual meeting by a stockholder, the Secretary of the Company must receive written notice thereof by December 30, 2001. The notice must contain (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the Company's books, of the stockholder proposing such business, (iii) the class and number of shares of the Company which are beneficially owned by the stockholder, and (iv) any material interest of the stockholder in such business.

                              INVESTOR INFORMATION

     STOCKHOLDERS AND OTHER PERSONS MAY OBTAIN ADDITIONAL INFORMATION ABOUT THE COMPANY BY VISITING THE COMPANY'S WEB SITE AT WWW.NRGENERGY.COM. STOCKHOLDERS INTERESTED IN OBTAINING, WITHOUT COST, COPIES OF THE EXHIBITS TO THE COMPANY'S ANNUAL REPORT ON FORM 10-K MAY DO SO BY WRITING TO JAMES J. BENDER, VICE PRESIDENT, GENERAL COUNSEL AND CORPORATE SECRETARY, 901 MARQUETTE AVENUE, SUITE 2300, MINNEAPOLIS, MINNESOTA, 55402.

                                 OTHER BUSINESS

     The Company does not know of any business, other than that described in the proxy statement, that may be presented for action at the Annual Meeting of Stockholders. If any other matters are properly presented at the meeting for action, the persons named in the accompanying proxy will vote upon them in accordance with their best judgment.

                                          By order of the Board of Directors
                                          JAMES J. BENDER
                                          Vice President, General Counsel
                                          and Corporate Secretary
Minneapolis, Minnesota
April 26, 2001

                                                                      APPENDIX A

                                NRG ENERGY, INC.
                            AUDIT COMMITTEE CHARTER

     A. AUTHORITY. The Audit Committee is granted the authority by the Board of Directors to perform each of the specific duties enumerated in this Committee Charter. The Audit Committee will be provided adequate resources to discharge its responsibilities and will receive support from the independent auditors and/or the Xcel Energy, Inc. Audit Services Department (or NRG internal audit department if such entity is established). The Audit Committee shall have the authority to retain special legal, accounting, or other consultants to advise the Committee. The Audit Committee may request any officer or employee of the Company or any of its subsidiaries or the Company's outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

     B. RESPONSIBILITY. The Audit Committee is appointed by the Board to assist the Board in fulfilling the Board's oversight responsibilities relating to (1) the integrity of the annual financial statements of the Company, (2) the compliance by the Company with legal and regulatory requirements and (3) the independence and performance of the Company's external auditors.

     The Audit Committee is the Board of Directors' principal agent in ensuring the independence of the NRG Companies' independent public accountants, the integrity of management, and the adequacy of disclosures to shareholders. The Audit Committee is the focal point for communications between the Board of Directors, the independent accountants, Xcel internal audit (or NRG internal audit), and management of any NRG Company regarding matters relating to financial accounting, reporting, and internal control.

     Consistent with the duties and function of the Board generally, the Committee has oversight, not managerial, duties and authorities in discharging its responsibilities. While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations and the Company's Code of Conduct.

     The Audit Committee will, of necessity, rely upon management, Xcel internal audit personnel (or NRG internal audit), and the outside auditors to plan and coordinate the audit, to determine that the Company's financial statements are complete and accurate and to determine that the financial statements are prepared in accordance with generally accepted accounting principles (GAAP). In light of the foregoing, there can be no assurance that the Company's financial statements will necessarily be in accordance with GAAP and not contain any material inaccuracies whether or not the Committee discharges the responsibilities specified in the Charter.

     C. COMMITTEE SIZE AND MEMBERS' QUALIFICATIONS. The Audit Committee shall consist of at least three directors. Each member of the Committee must be independent of management and free from any relationship with the Company that in the judgment of the full Board would interfere with the exercise of independent judgment as a Committee member. In determining independence, the Board will observe the requirements of Rules 303.01 and 303.02 of the New York Stock Exchange Listed Company Manual.

     Each member of the Committee must be financially literate or must become financially literate within a reasonable period of time after appointment to the Committee. The Board will determine, in its business judgment, whether a director meets the financial literacy requirement.

     At least one member of the Committee must have accounting or related financial management expertise, as determined by the Board in its business judgment.

     It is the responsibility of management to identify to each member or prospective member of the Committee those relationships that may affect such member's qualifications to serve on the Committee. It is expected that this will be done pursuant to a written questionnaire to be distributed not less frequently than annually, as well as at the time that a prospective member is first considered for membership on the Committee. It is the responsibility of the full Board, based upon the questionnaire responses and other information deemed relevant by management, to determine the qualifications of any prospective Committee member; a prospective Committee member will have no responsibility in this regard other than responding (to his or her knowledge) to questions specifically directed to him or her.

     D. SPECIFIC DUTIES.  The Audit Committee shall:

     (Financial Reporting)

     1. Review and reassess the adequacy of this Charter annually and submit it to the Board for approval.

     2. Review the annual audited financial statements with management, including major issues regarding accounting and auditing principles and practices as well as the adequacy of internal controls that could significantly affect the Company's financial statements. Review the Form 10-K report to the Securities and Exchange Commission and recommend its approval to the Board of Directors.

     3. Review an analysis prepared by management and the independent auditor of significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements.

     4. Review the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement which states whether the Audit Committee has:

     - reviewed and discussed the audited financial statements with management;

     - discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as may be modified or supplemented; and

     - received from the auditors disclosures regarding the auditors' independence required by Independence Standards Board Standard No. 1, as may be modified or supplemented, and discussed with the auditors the auditors' independence.

     (Management Reporting)

     5. Review major changes to the Company's auditing and accounting principles and practices as suggested by the independent auditor, Xcel internal auditors (or NRG internal auditors) or management.

     6. Review with the Company's General Counsel legal matters that may have a material impact on the financial statements, the Company's compliance policies and any material reports or inquiries received from regulators or governmental agencies.

     (Independent Auditor/ Performance)

     7. Recommend annually to the Board the appointment of the independent auditor. The independent auditor is ultimately accountable to the Board and the Audit Committee, who have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the independent auditor.

     8. Meet with the independent auditor prior to the audit to review the scope and the planning of the audit. Review with the independent auditor new developments in accounting principles and reporting or industry practices that may materially affect any NRG Company.

     9. Annually review the audit and non-audit fees paid to the independent auditor.

     10. Receive periodic reports from the independent auditor in the form of a formal written statement delineating all relationships between the auditor and the Company. Discuss with the independent auditor relationships or services that may affect the auditor's objectivity or independence. Recommend that the Board take appropriate action to insure the independence of the auditor if such action is warranted.

     11. In coordination with management, evaluate the performance of the independent auditor and, if so determined by the Audit Committee, recommend that the Board replace the independent auditor.

     12. Discuss with the independent auditor the following matters related to the conduct of the audit:

          (a) the methods used to account for significant unusual transactions;

          (b) the effect of significant accounting policies in controversial or emerging areas where there is a lack of authoritative guidance;

          (c) the process used by management in formulating sensitive accounting estimates and the basis for the independent auditor's conclusions regarding the reasonableness and quality of those estimates;

          (d) disagreements with management over the application of accounting principles, the basis for management's accounting estimates, and the disclosures in the financial statements.

     (Periodic Reviews)

     13. Review with management, the independent auditor, and the senior internal auditing executive:

          (a) Any management letter provided by the independent auditor or internal audit and management's response to that letter;

          (b) Any difficulties encountered in the course of their audit work, including any restrictions on the scope of their work or access to required information; and

          (c) Any changes required in the planned scope of audit plans.

     14. Meet at least annually with management, the senior internal auditing executive and the independent auditor in separate executive sessions.

     E. MEETINGS. The Audit Committee shall meet three times during the calendar year and at such other times as may be requested by its Chairman and make regular reports to the Board.

     F. MEETING ATTENDANCE. A majority of the members of the Audit Committee shall constitute a quorum for transaction of any business at any meetings of the Committee. Physical participation at each meeting by every member is strongly encouraged to ensure that the Committee is functioning at it's most productive level. The Chief Accounting Officer shall be the coordinating officer for the Committee and attend all meetings as appropriate. The Chief Financial Officer, the General Counsel and the senior internal auditing executive shall also attend all meetings as appropriate. Other management representatives shall attend as necessary.

     G. SUPPORTING MATERIALS AND AGENDAS. The Committee secretary and the Chief Accounting Officer shall prepare the meeting agenda for approval by the Board Chairman and the Committee Chairman. The agenda and all materials to be reviewed at a Committee meeting shall be provided to the Committee members at least five days prior to the meeting date.

                                                                      APPENDIX B

                                NRG ENERGY, INC.

                   2000 LONG-TERM INCENTIVE COMPENSATION PLAN

               ARTICLE 1. ESTABLISHMENT, OBJECTIVES, AND DURATION

     1.1. ESTABLISHMENT OF THE PLAN. NRG Energy, Inc., a Delaware corporation (hereinafter referred to as the "Company"), hereby establishes an incentive compensation plan to be known as the "NRG Energy, Inc. 2000 Long-Term Incentive Compensation Plan" (hereinafter referred to as the "Plan"), as set forth in this document. The Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Performance Shares, Performance Units, and Cash-Based Awards.

     Subject to approval by the Company's stockholders, the Plan shall become effective as of May 4, 2000 (the "Effective Date") or such later date as of which the Plan shall be approved by a subcommittee of "outside directors" of the Corporate Management Committee of Northern States Power Company, and shall remain in effect as provided in Section 1.3 hereof.

     1.2. OBJECTIVES OF THE PLAN. The objectives of the Plan are to optimize the profitability and growth of the Company through annual and long-term incentives which are consistent with the Company's goals and which link the personal interests of Participants to those of the Company's stockholders; to provide Participants with an incentive for excellence in individual performance; and to promote teamwork among Participants.

     The Plan is further intended to provide flexibility to the Company, its Affiliates and Subsidiaries in their ability to motivate, attract, and retain the services of Participants who make significant contributions to the Company's success and to allow Participants to share in such success.

     1.3. DURATION OF THE PLAN. The Plan shall commence on the Effective Date, as described in Section 1.1 hereof, and shall remain in effect, subject to the right of the Board of Directors to amend or terminate the Plan at any time pursuant to Article 15 hereof, until all Shares subject to it shall have been purchased or acquired according to the Plan's provisions. However, in no event may an Award be granted under the Plan on or after the tenth (10th) anniversary of the Effective Date.

                             ARTICLE 2. DEFINITIONS

     Whenever used in the Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized:

          2.1. "AFFILIATE" shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations of the Exchange Act.

          2.2. "AWARD" means, individually or collectively, a grant under this Plan of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Performance Shares, Performance Units, or Cash-Based Awards.

          2.3. "AWARD AGREEMENT" means an agreement entered into by the Company and each Participant setting forth the terms and provisions applicable to Awards granted under this Plan.

          2.4. "BENEFICIAL OWNER" or "BENEFICIAL OWNERSHIP" shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

          2.5. "BOARD" or "BOARD OF DIRECTORS" means the Board of Directors of the Company.

          2.6. "CASH-BASED AWARD" means an Award granted to a Participant, as described in Article 9 herein.

          2.7. "CHANGE IN CONTROL" of the Company shall be deemed to have occurred as of the first day that any one or more of the following conditions shall have been satisfied:

             (a) Any Person (other than those Persons in control of the Company as of the Effective Date, or other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company, or a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company) becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing thirty percent (30%) or more of the combined voting power of the Company's then outstanding securities; or

             (b) During any period of two (2) consecutive years (not including any period prior to the Effective Date), individuals who at the beginning of such period constitute the Board (and any new Director, whose election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the Directors then still in office who either were Directors at the beginning of the period or whose election or nomination for election was so approved), cease for any reason to constitute a majority thereof; or

             (c) The stockholders of the Company approve: (i) a plan of complete liquidation of the Company; or (ii) an agreement for the sale or disposition of all or substantially all the Company's assets; or (iii) a merger, consolidation, or reorganization of the Company with or involving any other corporation, other than a merger, consolidation, or reorganization that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty and one-tenth percent (50.1%) of the combined voting power of the voting securities of the Company (or such surviving entity) outstanding immediately after such merger, consolidation, or reorganization.

          However, in no event shall a Change in Control be deemed to have occurred (i) upon a sale or sales through a public offering or a distribution to its shareholders of voting securities of the Company representing thirty percent (30%) or more of the combined voting power of the voting securities of the Company by Northern States Power Company ("NSP") or any successor to NSP, (ii) upon the occurrence of any transaction by which NSP merges with or into New Century Energies, Inc. ("New Century") or any affiliate of New Century, or (iii) with respect to a Participant, if the Participant is part of a purchasing group which consummates the Change-in-Control transaction. A Participant shall be deemed "part of a purchasing group" for purposes of the preceding sentence if the Participant is an equity participant in the purchasing company or group (except for: (i) passive ownership of less than three percent (3%) of the stock of the purchasing company; or (ii) ownership of equity participation in the purchasing company or group which is otherwise not significant, as determined prior to the Change in Control by a majority of the nonemployee continuing Directors).

          2.8. "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

          2.9. "COMMITTEE" means any committee appointed by the Board to administer Awards to Employees, as specified in Article 3 herein. Any such committee shall be comprised of not less than two members, all of whom shall be Directors; provided, however, that any member who is not both a "Non-Employee director" within the meaning of Rule 16b-3 of the Exchange Act and an "outside director" within the meaning of Code Section 162(m) shall not serve as a Committee member for purposes of this Plan unless there would otherwise be less than two members of the Committee.

          2.10. "COMPANY" means NRG Energy, Inc., a Delaware corporation, and any successor thereto as provided in Article 18 herein.

          2.11. "COVERED EMPLOYEE" means a Participant who, as of the date of vesting and/or payout of an Award, as applicable, is one of the group of "covered employees," as defined in the regulations promulgated under Code
     Section 162(m), or any successor statute.

          2.12. "DIRECTOR" means any individual who is a member of the Board of Directors of the Company or any Subsidiary or Affiliate; provided, however, that any Director who is also employed by the Company or any Subsidiary or Affiliate shall be considered an Employee under the Plan.

          2.13. "DISABILITY" shall have the meaning ascribed to such term in the Participant's governing long-term disability plan, or if no such plan exists, at the discretion of the Board.

          2.14. "EFFECTIVE DATE" shall have the meaning ascribed to such term in
     Section 1.1 hereof.

          2.15. "EMPLOYEE" means any employee of the Company or its Subsidiaries or Affiliates. Directors who are employed by the Company shall be considered Employees under this Plan.

          2.16. "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

          2.17. "FAIR MARKET VALUE" shall be determined on the basis of the closing sale price on the principal securities exchange on which the Shares are traded or, if there is no such sale on the relevant date, then on the last previous day on which a sale was reported; if the Shares are not listed for trading on a national securities exchange, the fair market value of the Shares shall be determined by the Board in good faith.

          2.18. "FREESTANDING SAR" means an SAR that is granted independently of any Options, as described in Article 7 herein.

          2.19. "INCENTIVE STOCK OPTION" or "ISO" means an option to purchase Shares granted under Article 6 herein and which is designated as an Incentive Stock Option and which is intended to meet the requirements of Code Section 422.

          2.20. "INSIDER" shall mean an individual who is, on the relevant date, an officer, director or ten percent (10%) beneficial owner of any class of the Company's equity securities that is registered pursuant to Section 12 of the Exchange Act, all as defined under and within the meaning of Section 16 of the Exchange Act.

          2.21. "NONQUALIFIED STOCK OPTION" or "NQSO" means an option to purchase Shares granted under Article 6 herein and which is not intended to meet the requirements of Code Section 422.

          2.22. "OPTION" means an Incentive Stock Option or a Nonqualified Stock Option, as described in Article 6 herein.

          2.23. "OPTION PRICE" means the price at which a Share may be purchased by a Participant pursuant to an Option.

          2.24. "PARTICIPANT" means an Employee or Director who has been selected to receive an Award or who has outstanding an Award granted under the Plan.

          2.25. "PERFORMANCE-BASED EXCEPTION" means the performance-based exception from the tax deductibility limitations of Code Section 162(m).

          2.26. "PERFORMANCE SHARE" means an Award granted to a Participant, as described in Article 9 herein.

          2.27. "PERFORMANCE UNIT" means an Award granted to a Participant, as described in Article 9 herein.

          2.28. "PERIOD OF RESTRICTION" means the period during which the transfer of Shares of Restricted Stock is limited in some way (based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Board, at its discretion), and the Shares are subject to a substantial risk of forfeiture, as provided in Article 8 herein.

          2.29. "PERSON" shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d) thereof.

          2.30. "RESTRICTED STOCK" means an Award granted to a Participant pursuant to Article 8 herein.

          2.31. "RETIREMENT" shall have the meaning ascribed to such term in the Company's tax-qualified retirement plan.

          2.32. "SHARES" means the shares of common stock of the Company.

          2.33. "STOCK APPRECIATION RIGHT" or "SAR" means an Award, granted alone or in connection with a related Option, designated as an SAR, pursuant to the terms of Article 7 herein.

          2.34. "SUBSIDIARY" means any corporation, partnership, joint venture, or other entity in which the Company has a majority voting interest.

          2.35. "TANDEM SAR" means an SAR that is granted in connection with a related Option pursuant to Article 7 herein, the exercise of which shall require forfeiture of the right to purchase a Share under the related Option (and when a Share is purchased under the Option, the Tandem SAR shall similarly be canceled).

                           ARTICLE 3. ADMINISTRATION

     3.1. GENERAL. The Plan shall be administered by the Board, or (subject to the following) by any Committee appointed by the Board; provided, however, that all Awards to Covered Employees intended to satisfy the Performance Based Exception shall be administered exclusively by a Committee and not by the entire Board. The members of the Committee shall be appointed from time to time by, and shall serve at the discretion of, the Board of Directors. The Board may delegate to the Committee any or all of the administration of the Plan; provided, however, that the administration of the Plan with respect to Awards granted to Directors may not be so delegated. To the extent that the Board has delegated to the Committee any authority and responsibility under the Plan, all applicable references to the Board in the Plan shall be to the Committee. The Committee shall have the authority to delegate administrative duties to officers or Directors of the Company.

     3.2. AUTHORITY OF THE BOARD. Except as limited by law or by the Certificate of Incorporation or Bylaws of the Company, and subject to the provisions herein, the Board shall have full power to select Employees and Directors who shall participate in the Plan; determine the sizes and types of Awards; determine the terms and conditions of Awards in a manner consistent with the Plan; construe and interpret the Plan and any agreement or instrument entered into under the Plan; establish, amend, or waive rules and regulations for the Plan's administration; and (subject to the provisions of Article 15 herein) amend the terms and conditions of any outstanding Award as provided in the Plan. Further, the Board shall make all other determinations which may be necessary or advisable for the administration of the Plan. As permitted by law (and subject to Section 3.1 herein), the Board may delegate its authority as identified herein.

     3.3. DECISIONS BINDING. All determinations and decisions made by the Board pursuant to the provisions of the Plan and all related orders and resolutions of the Board shall be final, conclusive and binding on all persons, including the Company, its stockholders, Directors, Employees, Participants, and their estates and beneficiaries.

            ARTICLE 4. SHARES SUBJECT TO THE PLAN AND MAXIMUM AWARDS

     4.1. NUMBER OF SHARES AVAILABLE FOR GRANTS. Subject to adjustment as provided in Section 4.2 herein, the number of Shares hereby reserved for issuance to Participants under the Plan shall be nine million (9,000,000), no more than nine hundred thousand (900,000) of which may be granted in the form of Restricted Shares. The Board shall determine the appropriate methodology for calculating the number of shares issued pursuant to the Plan. Unless and until the Board determines that an Award to a Covered Employee shall not be designed to comply with the Performance-Based Exception, the following rules shall apply to grants of such Awards under the Plan:

          (a) STOCK OPTIONS: The maximum aggregate number of Shares that may be granted in the form of Stock Options, pursuant to all Awards granted in any one fiscal year to any one single Participant shall be nine hundred thousand (900,000).

          (b) SARS: The maximum aggregate number of Shares that may be granted in the form of Stock Appreciation Rights, pursuant to all Awards granted in any one fiscal year to any one single Participant shall be nine hundred thousand (900,000).

          (c) RESTRICTED STOCK: The maximum aggregate grant with respect to Awards of Restricted Stock granted in any one fiscal year to any one Participant shall be two hundred fifty thousand (250,000).

          (d) PERFORMANCE SHARES/PERFORMANCE UNITS AND CASH-BASED AWARDS: The maximum aggregate payout (determined as of the end of the applicable performance period) with respect to Cash-Based Awards or Awards of Performance Shares or Performance Units granted in any one fiscal year to any one Participant shall be equal to the value of two hundred fifty thousand (250,000) Shares.

     4.2. ADJUSTMENTS IN AUTHORIZED SHARES. In the event of any change in corporate capitalization, such as a stock split, or a corporate transaction, such as any merger, consolidation, separation, including a spin-off, or other distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Code Section
368) or any partial or complete liquidation of the Company, such adjustment shall be made in the number and class of Shares which may be delivered under
Section 4.1, in the number and class of and/or price of Shares subject to outstanding Awards granted under the Plan, and in the Award limits set forth in subsections 4.1(a) and 4.1(b), as may be determined to be appropriate and equitable by the Board, in its sole discretion, to prevent dilution or enlargement of rights; provided, however, that the number of Shares subject to any Award shall always be a whole number.

                    ARTICLE 5. ELIGIBILITY AND PARTICIPATION

     5.1. ELIGIBILITY. Persons eligible to participate in this Plan include all Employees and Directors.

     5.2. ACTUAL PARTICIPATION. Subject to the provisions of the Plan, the Board may, from time to time, select from all eligible Employees and Directors, those to whom Awards shall be granted and shall determine the nature and amount of each Award.

                            ARTICLE 6. STOCK OPTIONS

     6.1. GRANT OF OPTIONS. Subject to the terms and provisions of the Plan, Options may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Board.

     6.2. AWARD AGREEMENT. Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the duration of the Option, the number of Shares to which the Option pertains, and such other provisions as the Board shall determine. The Award Agreement also shall specify whether the Option is intended to be an ISO within the meaning of Code Section 422, or an NQSO whose grant is intended not to fall under the provisions of Code Section 422.

     6.3. OPTION PRICE. The Option Price for each grant of an Option under this Plan shall be at least equal to one hundred percent (100%) of the Fair Market Value of a Share on the date the Option is granted; provided, however, that Options granted in place of, and in satisfaction of, awards under the NRG Energy, Inc. NRG Officer Equity Plan or the NRG Energy, Inc. NRG Employee Equity Plan, may be granted with an Option Price less than 100% of Fair Market Value.

     6.4. DURATION OF OPTIONS. Each Option granted to a Participant shall expire at such time as the Board shall determine at the time of grant; provided, however, that no ISO shall be exercisable later than the tenth (10th) anniversary date of its grant.

     6.5. EXERCISE OF OPTIONS. Options granted under this Article 6 shall be exercisable at such times and be subject to such restrictions and conditions as the Board shall in each instance approve, which need not be the same for each grant or for each Participant.

     6.6. PAYMENT. Options granted under this Article 6 shall be exercised by the delivery of a written notice of exercise to the Company, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.

          (a) PAYMENT IN CASH OR STOCK. Except as otherwise provided in subparagraph (b), the Option Price upon exercise of any Option shall be payable to the Company in full either: (i) in cash or its equivalent, or
     (ii) by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Option Price (provided that the Shares which are tendered must have been held by the Participant for at least six (6) months prior to their tender to satisfy the Option Price), or (iii) by a combination of (i) and (ii).

          (b) CASHLESS EXERCISE. The Board also may allow cashless exercise as permitted under Federal Reserve Board's Regulation T, subject to applicable securities law restrictions, or by any other means which the Board determines to be consistent with the Plan's purpose and applicable law.

     Subject to any governing rules or regulations, as soon as practicable after receipt of a written notification of exercise and full payment, the Company shall deliver to the Participant, in the Participant's name, Share certificates in an appropriate amount based upon the number of Shares purchased under the Option(s).

     All payments under all of the methods indicated above shall be paid in United States dollars.

     6.7. RESTRICTIONS ON SHARE TRANSFERABILITY. The Board may impose such restrictions on any Shares acquired pursuant to the exercise of an Option granted under this Article 6 as it may deem advisable, including, without limitation, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares.

     6.8. TERMINATION OF EMPLOYMENT/DIRECTORSHIP. Each Participant's Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant's employment or directorship with the Company. Such provisions shall be determined in the sole discretion of the Board, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Options issued pursuant to this Article 6, and may reflect distinctions based on the reasons for termination.

     6.9. NONTRANSFERABILITY OF OPTIONS.

          (a) INCENTIVE STOCK OPTIONS. No ISO granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all ISOs granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant.

          (b) NONQUALIFIED STOCK OPTIONS. Except as otherwise provided in a Participant's Award Agreement, no NQSO granted under this Article 6 may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant's Award Agreement, all NQSOs granted to a Participant under this Article 6 shall be exercisable during his or her lifetime only by such Participant.

                      ARTICLE 7. STOCK APPRECIATION RIGHTS

     7.1. GRANT OF SARS. Subject to the terms and conditions of the Plan, SARs may be granted to Participants at any time and from time to time as shall be determined by the Board. The Board may grant Freestanding SARs, Tandem SARs, or any combination of these forms of SAR.

     The Board shall have complete discretion in determining the number of SARs granted to each Participant (subject to Article 4 herein) and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such SARs.

     The grant price of a Freestanding SAR shall equal the Fair Market Value of a Share on the date of grant of the SAR. The grant price of Tandem SARs shall equal the Option Price of the related Option.

     7.2. EXERCISE OF TANDEM SARS. Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable.

     Notwithstanding any other provision of this Plan to the contrary, with respect to a Tandem SAR granted in connection with an ISO: (i) the Tandem SAR will expire no later than the expiration of the underlying ISO; (ii) the value of the payout with respect to the Tandem SAR may be for no more than one hundred percent (100%) of the difference between the Option Price of the underlying ISO and the Fair Market Value of the Shares subject to the underlying ISO at the time the Tandem SAR is exercised; and (iii) the Tandem SAR may be exercised only when the Fair Market Value of the Shares subject to the ISO exceeds the Option Price of the ISO.

     7.3. EXERCISE OF FREESTANDING SARS. Freestanding SARs may be exercised upon whatever terms and conditions the Board, in its sole discretion, imposes upon them.

     7.4. SAR AGREEMENT. Each SAR grant shall be evidenced by an Award Agreement that shall specify the grant price, the term of the SAR, and such other provisions as the Board shall determine.

     7.5. TERM OF SARS. The term of an SAR granted under the Plan shall be determined by the Board, in its sole discretion; provided, however, that such term shall not exceed ten (10) years.

     7.6. PAYMENT OF SAR AMOUNT. Upon exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

          (a) The difference between the Fair Market Value of a Share on the date of exercise over the grant price; by

          (b) The number of Shares with respect to which the SAR is exercised.

     At the discretion of the Board, the payment upon SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof. The Board's determination regarding the form of SAR payout shall be set forth in the Award Agreement pertaining to the grant of the SAR.

     7.7. TERMINATION OF EMPLOYMENT/DIRECTORSHIP. Each Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the SAR following termination of the Participant's employment or directorship with the Company, its Affiliates and/or its Subsidiaries. Such provisions shall be determined in the sole discretion of the Board, shall be included in the Award Agreement entered into with Participants, need not be uniform among all SARs issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

     7.8. NONTRANSFERABILITY OF SARS. Except as otherwise provided in a Participant's Award Agreement, no SAR granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant's Award Agreement, all SARs granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant.

                          ARTICLE 8. RESTRICTED STOCK

     8.1. GRANT OF RESTRICTED STOCK. Subject to the terms and provisions of the Plan, the Board, at any time and from time to time, may grant Shares of Restricted Stock to Participants in such amounts as the Board shall determine.

     8.2. RESTRICTED STOCK AGREEMENT. Each Restricted Stock grant shall be evidenced by a Restricted Stock Award Agreement that shall specify the Period(s) of Restriction, the number of Shares of Restricted Stock granted, and such other provisions as the Board shall determine.

     8.3. TRANSFERABILITY. Except as provided in this Article 8, the Shares of Restricted Stock granted herein may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction established by the Board and specified in the Restricted Stock Award Agreement, or upon earlier satisfaction of any other conditions, as specified by the Board in its sole discretion and set forth in the Restricted Stock Award Agreement. All rights with respect to the Restricted Stock granted to a Participant under the Plan shall be available during his or her lifetime only to such Participant.

     8.4. OTHER RESTRICTIONS. Subject to Article 11 herein, the Board shall impose such other conditions and/or restrictions on any Shares of Restricted Stock granted pursuant to the Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock, restrictions based upon the achievement of specific performance goals (Company-wide, divisional, and/or individual), time-based restrictions on vesting following the attainment of the performance goals, and/or restrictions under applicable federal or state securities laws.

     The Company may retain the certificates representing Shares of Restricted Stock in the Company's possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied. If the Company delivers such certificates to the grantee prior to such time, then the Company shall insert a legend on such certificates indicating that the certificates are subject to a Period of Restriction.

     Except as otherwise provided in this Article 8, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan shall become freely transferable by the Participant after the last day of the applicable Period of Restriction, at which time any legend indicating the existence of a Period of Restriction shall be removed.

     8.5. VOTING RIGHTS. If the Board so determines, Participants holding Shares of Restricted Stock granted hereunder may be granted the right to exercise full voting rights with respect to those Shares during the Period of Restriction.

     8.6. DIVIDENDS AND OTHER DISTRIBUTIONS. During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may, in the discretion of the Board, be credited with dividends paid with respect to such Shares while they are so held. The Board may apply any restrictions to the dividends that the Board deems appropriate. Without limiting the generality of the preceding sentence, if the grant or vesting of Restricted Shares granted to a Covered Employee is designed to comply with the requirements of the Performance-Based Exception, the Board may apply any restrictions it deems appropriate to the payment of dividends declared with respect to such Restricted Shares, such that the dividends and/or the Restricted Shares maintain eligibility for the Performance-Based Exception.

     8.7. TERMINATION OF EMPLOYMENT/DIRECTORSHIP. Each Award Agreement shall set forth the extent to which the Participant shall have the right to receive unvested Restricted Shares following termination of the Participant's employment or directorship with the Company. Such provisions shall be determined in the sole discretion of the Board, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Shares of Restricted Stock issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination; provided, however that, except in the cases of terminations connected with a Change in Control and terminations by reason of death or Disability, the vesting of Shares of Restricted Stock which qualify for the Performance-Based Exception and which are held by Covered Employees shall occur at the time they otherwise would have, but for the termination.

    ARTICLE 9. PERFORMANCE UNITS, PERFORMANCE SHARES, AND CASH-BASED AWARDS

     9.1. GRANT OF PERFORMANCE UNITS/SHARES AND CASH-BASED AWARDS. Subject to the terms of the Plan, Performance Units, Performance Shares, and/or Cash-Based Awards may be granted to Participants in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Board.

     9.2. VALUE OF PERFORMANCE UNITS/SHARES AND CASH-BASED AWARDS. Each Performance Unit shall have an initial value that is established by the Board at the time of grant. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the date of grant. Each Cash-Based Award shall have a value as may be determined by the Board. The Board shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the number and/or value of Performance Units/Shares and Cash-Based Awards that will be paid out to the Participant. For purposes of this
Article 9, the time period during which the performance goals must be met shall be called a "Performance Period."

     9.3. EARNING OF PERFORMANCE UNITS/SHARES AND CASH-BASED AWARDS. Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of Performance Units/Shares and Cash-Based Awards shall be entitled to receive payout on the number and value of Performance Units/ Shares and Cash-Based Awards earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals have been achieved.

     9.4. FORM AND TIMING OF PAYMENT OF PERFORMANCE UNITS/SHARES AND CASH-BASED AWARDS. Payment of earned Performance Units/Shares and Cash-Based Awards shall be made in a single lump sum following the close of the applicable Performance Period. Subject to the terms of the Plan, the Board, in its sole discretion, may pay earned Performance Units/Shares and Cash-Based Awards in the form of cash or in Shares (or in a combination thereof) which have an aggregate Fair Market Value equal to the value of the earned Performance Units/Shares and Cash-Based Awards at the close of the applicable Performance Period. Such Shares may be granted subject to any restrictions deemed appropriate by the Board. The determination of the Board with respect to the form of payout of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award.

     At the discretion of the Board, Participants may be entitled to receive any dividends declared with respect to Shares which have been earned in connection with grants of Performance Units and/or Performance Shares which have been earned, but not yet distributed to Participants (such dividends shall be subject to the same accrual, forfeiture, and payout restrictions as apply to dividends earned with respect to Shares of Restricted Stock, as set forth in Section 8.6 herein). In addition, Participants may, at the discretion of the Board, be entitled to exercise their voting rights with respect to such Shares.

     9.5. TERMINATION OF EMPLOYMENT/DIRECTORSHIP DUE TO DEATH, DISABILITY, OR RETIREMENT. Unless determined otherwise by the Board and set forth in the Participant's Award Agreement, in the event the employment or directorship of a Participant is terminated by reason of death, Disability, or Retirement during a Performance Period, the Participant shall receive a payout of the Performance Units/Shares or Cash-Based Awards which is prorated, as specified by the Board in its discretion.

     Payment of earned Performance Units/Shares or Cash-Based Awards shall be made at a time specified by the Board in its sole discretion and set forth in the Participant's Award Agreement. Notwithstanding the foregoing, with respect to Covered Employees who retire during a Performance Period, payments shall be made at the same time as payments are made to Participants who did not terminate employment during the applicable Performance Period.

     9.6. TERMINATION OF EMPLOYMENT/DIRECTORSHIP FOR OTHER REASONS. In the event that a Participant's employment or directorship terminates for any reason other than those reasons set forth in Section 9.5 herein, all Performance Units/Shares and Cash-Based Awards shall be forfeited by the Participant to the Company unless determined otherwise by the Board, as set forth in the Participant's Award Agreement.

     9.7. NONTRANSFERABILITY. Except as otherwise provided in a Participant's Award Agreement, Performance Units/Shares and Cash-Based Awards may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant's Award Agreement, a Participant's rights under the Plan shall be exercisable during the Participant's lifetime only by the Participant.

                        ARTICLE 10. PERFORMANCE MEASURES

     Unless and until the Committee proposes for shareholder vote and shareholders approve a change in the general performance measures set forth in this Article 10, the attainment of which may determine the degree of payout and/or vesting with respect to Awards to Covered Employees which are designed to qualify for the Performance-Based Exception, the performance measure(s) to be used for purposes of such grants shall include all, or any one or more, of the following:

          (a) Earnings per share;

          (b) Net income (before or after taxes);

          (c) Return measures (including, but not limited to, return on assets, equity, or sales);

          (d) Cash flow return on investments which equals net cash flows divided by owners equity;

          (e) Earnings before or after taxes;

          (f) Gross revenues;

          (g) Gross margins; and

          (h) Share price (including, but no limited to, growth measures and total shareholder return).

     The Board (with respect to Covered Employees, the Committee) in its sole discretion shall have the ability to set such performance measures at the corporate level or the subsidiary/business unit level.

     The Board (with respect to Covered Employees, the Committee) shall have the discretion to adjust the determinations of the degree of attainment of the preestablished performance goals; provided, however, that Awards which are designed to qualify for the Performance-Based Exception, and which are held by Covered Employee, may not be adjusted upward (the Committee shall retain the discretion to adjust such Awards downward).

     In the event that applicable tax and/or securities laws change to permit Board (or, with respect to Covered Employees, Committee) discretion to alter the governing performance measures without obtaining shareholder approval of such changes, the Board (or Committee, as applicable) shall have sole discretion to make such changes without obtaining shareholder approval. In addition, in the event that the Board determines that it is advisable to grant Awards which shall not qualify for the Performance-Based Exception, the Board may make such grants without satisfying the requirements of Code Section 162(m).

                      ARTICLE 11.  BENEFICIARY DESIGNATION

     Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company during the Participant's lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant's death shall be paid to the Participant's estate.

                             ARTICLE 12. DEFERRALS

     The Board may permit or require a Participant to defer such Participant's receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant by virtue of the exercise of an Option or SAR, the lapse or waiver of restrictions with respect to Restricted Stock, or the satisfaction of any requirements or goals with respect to Performance Units/Shares. If any such deferral election is required or permitted, the Board shall, in its sole discretion, establish rules and procedures for such payment deferrals.

                   ARTICLE 13. RIGHTS OF EMPLOYEES/DIRECTORS

     13.1. EMPLOYMENT. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant's employment at any time, nor confer upon any Participant any right to continue in the employ of the Company.

     13.2. PARTICIPATION. No Employee or Director shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

     13.3 RIGHTS AS A STOCKHOLDER. A Participant shall have none of the rights of a shareholder with respect to shares of Common Stock covered by any Award until the Participant becomes the record holder of such shares.

                         ARTICLE 14. CHANGE IN CONTROL

     14.1. TREATMENT OF OUTSTANDING AWARDS. Upon the occurrence of a Change in Control, unless otherwise specifically prohibited under applicable laws, or by the rules and regulations of any governing governmental agencies or national securities exchanges:

          (a) Any and all Options and SARs granted hereunder shall become immediately exercisable, and shall remain exercisable throughout their entire term;

          (b) Any restriction periods and restrictions imposed on Restricted Shares which are not performance-based shall lapse;

          (c) The target payout opportunities attainable under all outstanding Awards of performance-based Restricted Stock, Performance Units, Performance Shares, and Cash-Based Awards shall be deemed to have been fully earned for the entire Performance Period(s) as of the effective date of the Change in Control. The vesting of all Awards denominated in Shares shall be accelerated as of the effective date of the Change in Control, and there shall be paid out to Participants within thirty (30) days following the effective date of the Change in Control a pro rata number of shares based upon an assumed achievement of all relevant targeted performance goals and upon the length of time within the Performance Period which has elapsed prior to the Change in Control. Awards denominated in cash shall be paid pro rata to participants in cash within thirty (30) days following the effective date of the Change in Control, with the proration determined as a function of the length of time within the Performance Period which has elapsed prior to the Change in Control, and based on an assumed achievement of all relevant targeted performance goals.

     14.2. TERMINATION, AMENDMENT, AND MODIFICATIONS OF CHANGE-IN-CONTROL PROVISIONS. Notwithstanding any other provision of this Plan (but subject to the limitations of Section 15.3 hereof) or any Award Agreement provision, the provisions of this Article 14 may not be terminated, amended, or modified on or after the date of a Change in Control to affect adversely any Award theretofore granted under the Plan without the prior written consent of the Participant with respect to said Participant's outstanding Awards; provided, however, the Board may terminate, amend, or modify this Article 14 at any time and from time to time prior to the date of a Change in Control.

     14.3. POOLING OF INTERESTS ACCOUNTING. Notwithstanding any other provision of the Plan to the contrary, in the event that the consummation of a Change in Control is contingent on using pooling of interests accounting methodology, the Board may take any action reasonably necessary to preserve the use of pooling of interests accounting, provided that any such action shall not adversely affect any outstanding Awards.

              ARTICLE 15. AMENDMENT, MODIFICATION, AND TERMINATION

     15.1. AMENDMENT, MODIFICATION, AND TERMINATION. Subject to the terms of the Plan, the Board may at any time and from time to time, alter, amend, suspend or terminate the Plan in whole or in part.

     15.2. ADJUSTMENT OF AWARDS UPON THE OCCURRENCE OF CERTAIN UNUSUAL OR NONRECURRING EVENTS. The Board may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or non-recurring events (including, without limitation, the events described in Section 4.2 hereof) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Board determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan; provided that, unless the Board determines otherwise at the time such adjustment is considered, no such adjustment shall be authorized to the extent that such authority would be inconsistent with the Plan's or any Award's meeting the requirements of Section 162(m) of the Code, as from time to time amended.

     15.3. AWARDS PREVIOUSLY GRANTED. Notwithstanding any other provision of the Plan to the contrary (but subject to Section 14.3 hereof), no termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant holding such Award.

     15.4. COMPLIANCE WITH CODE SECTION 162(M). At all times when Code Section 162(m) is applicable, all Awards granted under the Plan to an Employee who is or could reasonably be expected to become a Covered Employee, as determined by the Board, shall comply with the requirements of Code Section 162(m); provided, however, that in the event the Board determines that such compliance is not desired with respect to any Award or Awards available for grant under the Plan, then compliance with Code Section 162(m) will not be required. In addition, in the event that changes are made to Code Section 162(m) to permit greater flexibility with respect to any Award or Awards available under the Plan, the Board may, subject to this Article 15, make any adjustments it deems appropriate.

                            ARTICLE 16. WITHHOLDING

     16.1. TAX WITHHOLDING. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan.

     16.2. SHARE WITHHOLDING. With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock, or upon any other taxable event arising as a result of Awards granted hereunder, Participants may elect, subject to the approval of the Board, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax which could be imposed on the transaction. All such elections shall be irrevocable, made in writing, signed by the Participant, and shall be subject to any restrictions or limitations that the Board, in its sole discretion, deems appropriate.

                          ARTICLE 17. INDEMNIFICATION

     Each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company's approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

                             ARTICLE 18. SUCCESSORS

     All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

                         ARTICLE 19. GENERAL PROVISIONS

     19.1. GENDER AND NUMBER. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

     19.2. SEVERABILITY. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

     19.3. REQUIREMENTS OF LAW. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

     19.4. DELIVERY OF TITLE. The Company shall have no obligation to issue or deliver evidence of title for Shares under the Plan prior to:

          (a) Obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and

          (b) Completion of any registration or other qualification of the Shares under any applicable national or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable.

     19.5. SECURITIES LAW COMPLIANCE. With respect to Insiders, transactions under this Plan are intended to comply with all applicable conditions or Rule 16b-3 or its successors under the 1934 Act. To the extent any provision of the Plan or action by the Board fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Board.

     19.6. NO ADDITIONAL RIGHTS. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant's employment at any time, or confer upon any Participant any right to continue in the employ of the Company.

     No employee shall have the right to be selected to receive an Award under this Plan or having been so selected, to be selected to receive a future Award.

     Neither an Award nor any benefits arising under this Plan shall constitute part of a Participant's employment contract with the Company or any Affiliate, and accordingly, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Committee without giving rise to liability on the part of the Company or any Affiliate for severance payments.

     19.7. NO EFFECT ON OTHER BENEFITS. This receipt of Awards under the Plan shall have no effect on any benefits and obligations to which a Participant may be entitled from the Company or any Affiliate, under another plan or otherwise, or preclude a Participant from receiving any such benefits.

     19.8. EMPLOYEES BASED OUTSIDE OF THE UNITED STATES. Notwithstanding any provision of the Plan to the contrary, in order to comply with provisions of laws in other countries in which the Company, its Affiliates, and its Subsidiaries operate or have Employees, the Board or the Committee, in their sole discretion, shall have the power and authority to:

          (a) Determine which Employees employed outside the United States are eligible to participate in the Plan;

          (b) Modify the terms and conditions of any Award granted to Employees who are employed outside the United States; and

          (c) Establish subplans, modified exercise procedures, and other terms and procedures to the extent such actions may be necessary or advisable. Any subplans and modifications to Plan terms and procedures established under this Section 19.8 by the Board or the Committee shall be attached to this Plan document as Appendices.

     19.9. GOVERNING LAW. To the extent not preempted by federal law, the Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the state of Delaware.

                                                                      APPENDIX C

                           ANNUAL INCENTIVE PLAN FOR
                         DESIGNATED CORPORATE OFFICERS

     1. DEFINITIONS. When the following terms are used herein with initial capital letters, they shall have the following meanings:

          1.1 BASE PAY -- as determined by Compensation Committee.

          1.2 CODE -- the Internal Revenue Code of 1986, as it may be amended from time to time, and any proposed, temporary or final Treasury Regulations promulgated thereunder.

          1.3 COMPANY -- NRG Energy, Inc., a Delaware corporation, and any of its affiliates that adopt this Plan.

          1.4 COMPANY PERFORMANCE FACTOR -- percentage identified in Schedule Z. The Company Performance Factor shall be directly and specifically tied to one or more of the following business criteria, determined with respect to the Company: consolidated pre-tax earnings, net revenues, net earnings, operating income, earnings before interest and taxes, cash flow, return on equity, return on net assets employed, earnings per share, or other quantifiable non-financial strategic operational measures including but not limited to safety, for the applicable Performance Period, all as computed in accordance with generally accepted accounting principles as in effect from time to time and as applied by the Company in the preparation of its financial statements and subject to such other special rules and conditions as the Compensation Committee may establish at any time ending on or before the 90th day of the applicable Performance Period. Such Performance Factors shall constitute the sole business criteria upon which the performance goals under this Plan shall be based.

          1.5 COMPENSATION COMMITTEE -- a committee comprised solely of two or more members of the Board of Directors of NRG Energy, Inc., each of whom is an "outside director" within the meaning of Section 162(m) of the Code and a "Non-Employee Director" within the meaning of Rule 16b-3 under the Exchange Act.

          1.6 LEGAL REPRESENTATIVE -- shall mean a guardian, legal representative, or other person acting in a similar capacity with respect to a Participant.

          1.7 PARTICIPANT -- the President and Chief Executive Officer, and any of the Key Senior Executives of the Company who are designated by the Compensation Committee at any time ending on or before the 90th day of each Performance Period as Participants in this Plan.

          1.8 PERFORMANCE PERIOD -- the twelve consecutive month period which coincides with the Company's fiscal year.

          1.9 TARGETED BONUS PERCENTAGE -- the percentage identified in Schedule Y.

     2. ADMINISTRATION.

          2.1 COMPENSATION COMMITTEE. The Compensation Committee shall administer the Plan.

          2.2 DETERMINATIONS MADE PRIOR TO EACH PERFORMANCE PERIOD. At any time ending on or before the 90th day of each Performance Period, the Compensation Committee shall:

             (a) designate Participants for that Performance Period;

             (b) establish Targeted Bonus Percentages for the Performance Period by amending (in writing) Schedule Y;

             (c) establish Company Performance Factors for the Performance Period by amending (in writing) Schedule Z.

          2.3 CERTIFICATION. Following the close of each Performance Period and prior to payment of any bonus under the Plan, the Compensation Committee must certify in writing that the Company Performance Factor and all other factors upon which a bonus is based have been attained.

          2.4 SHAREHOLDER APPROVAL. The material terms of this Plan shall be disclosed to and approved by shareholders of the Company in accordance with
     Section 162(m) of the Code. No bonus shall be paid under this Plan unless such shareholder approval has been obtained.

     3. BONUS PAYMENT.

          3.1 FORMULA. Each Participant shall receive a bonus payment for each Performance Period in an amount not greater than:

             (a) the Participant's Base Pay for the Performance Period, per schedule "X."

             (b) the Participant's Targeted Bonus Percentage for the Performance Period, per schedule "Y."

             (c) the Participant's Company Performance Factor for the Performance Period, per schedule "Z."

          3.2 LIMITATIONS.

             (a) No payment if Company Performance Factor not achieved. In no event shall any Participant receive a bonus payment hereunder if the Company Performance Factor and all other factors on which the bonus payment is based is not achieved during the Performance Period.

             (b) No payment in excess of pre-established amount. No Participant shall receive a bonus payment under this Plan for any Performance Period in excess of $4 million.

             (c) Compensation Committee may reduce bonus payment. The Compensation Committee retains sole discretion to reduce the amount of or eliminate any bonus otherwise payable under this Plan.

     4. AMENDMENTS AND TERMINATION.

     The Compensation Committee may amend this Plan prospectively at any time and for any reason deemed sufficient by it without notice to any person affected by this Plan and may likewise terminate or curtail the benefits of this Plan both with regard to persons expecting to receive benefits hereunder in the future and persons already receiving benefits at the time of such action.

     5. MISCELLANEOUS.

          5.1 EFFECTIVE DATE. The effective date of this Plan shall be January 1, 2001.

          5.2 TERM OF THE PLAN. Unless the Plan shall have been discontinued or terminated, the Plan shall terminate on December 31, 2011. No bonus shall be granted after the termination of the Plan; provided, however, that a payment with respect to a Performance Period which begins before such termination may be made thereafter. In addition, the authority of the Compensation Committee to amend the Plan, shall extend beyond the termination of the Plan.

          5.3 HEADINGS. Headings are given to the sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

          5.4 APPLICABILITY TO SUCCESSORS. This Plan shall be binding upon and inure to the benefit of the Company and each Participant, the successors and assigns of the Company, and the beneficiaries, personal representatives and heirs of each Participant. If the Company becomes a party to any merger, consolidation or reorganization, this Plan shall remain in full force and effect as an obligation of the Company or its Successors in interest.

          5.5 EMPLOYMENT RIGHTS AND OTHER BENEFITS PROGRAMS. The provisions of this Plan shall not give any Participant any right to be retained in the employment of the Company. In the absence of any specific agreement to the contrary, this Plan shall not affect any right of the Company, or of any affiliate of the Company, to terminate, with or without cause, the participant's employment at any time. This Plan shall not replace any contract of employment, whether oral, or written, between the Company and any Participant, but shall be considered a supplement thereto. This Plan is in addition to, and not in lieu of, any other employee benefit plan or program in which any Participant may be or become eligible to participate by reason of employment with the Company. Receipt of benefits hereunder shall have such effect on contributions to and benefits under such other plans or programs as the provisions of each such other plan or program may specify.

          5.6 GOVERNING LAW. The place of administration of the Plan shall be in the State of Minnesota. The corporate law of the State of Delaware shall govern issues relating to the validity and issuance of shares of Common Stock. Otherwise, the Plan shall be construed and administered in accordance with the laws of the State of Minnesota, without giving effect to principles relating to conflict of laws.

          5.7 SEVERABILITY. If any provision of the Plan is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Compensation Committee, materially altering the purpose or intent of the Plan, such provision shall be stricken as to such jurisdiction, and the remainder of the Plan shall remain in full force and effect.

          5.8 QUALIFIED PERFORMANCE BASED COMPENSATION. All of the terms and conditions of the Plan shall be interpreted in such a fashion as to qualify all compensation paid hereunder to the maximum extent possible as qualified performance-based compensation within the meaning of Section 162(m) of the Code.

                                NRG ENERGY, INC.

                         ANNUAL MEETING OF STOCKHOLDERS

                            WEDNESDAY, JUNE 20, 2001
                                      1 PM

                              RADISSON PLAZA HOTEL
                             35 SOUTH SEVENTH STREET
                                 MINNEAPOLIS, MN




[LOGO]  NRG ENERGY
        901 MARQUETTE AVENUE, SUITE 2300, MINNEAPOLIS, MN 55402            PROXY
--------------------------------------------------------------------------------

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR USE AT THE ANNUAL MEETING ON JUNE 20, 2001.

The shares of stock you hold in your account or in a dividend reinvestment account will be voted as you specify below.

IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED "FOR" ITEMS 1, 2, 3, AND 4.

By signing the proxy, you revoke all prior proxies and appoint Leonard A. Bluhm and James J. Bender, and each of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.



                      See reverse for voting instructions.

                                                                       COMPANY #
                                                                       CONTROL #


THERE ARE THREE WAYS TO VOTE YOUR PROXY

YOUR TELEPHONE OR INTERNET VOTE AUTHORIZES THE NAMED PROXIES TO VOTE YOUR SHARES IN THE SAME MANNER AS IF YOU MARKED, SIGNED AND RETURNED YOUR PROXY CARD.


VOTE BY PHONE -- TOLL FREE -- 1-800-240-6326 -- QUICK *** EASY *** IMMEDIATE

- Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week.
- You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number which is located above.
-  Follow the simple instructions the Voice provides you.


VOTE BY INTERNET -- http://www.eproxy.com/nrg -- QUICK *** EASY *** IMMEDIATE

-  Use the Internet to vote your proxy 24 hours a day, 7 days a week.
- You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number which is located above to obtain your records and create an electronic ballot.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we've provided or return it to NRG Energy, Inc., c/o Shareowner Services(SM), P.O. Box 64873, St. Paul, MN 55164-0873.



      IF YOU VOTE BY PHONE OR INTERNET, PLEASE DO NOT MAIL YOUR PROXY CARD
                        F     Please detach here    F
--------------------------------------------------------------------------------


       THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2, 3 AND 4.

1. Election of directors:

   01 David H. Peterson             04 William A. Hodder    07 Gary R. Johnson

   02 Pierson M. (Sandy) Grieve     05 Wayne H. Brunetti    08 Richard C. Kelly

   03 Luella G. Goldberg            06 James J. Howard      09 Edward J. McIntyre

[ ] Vote FOR all nominees               [ ]  Vote WITHHELD
     (except as marked)                     from all nominees
[                     ]
(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDICATED NOMINEE, WRITE THE NUMBER(S) OF THE NOMINEE(S) IN THE BOX PROVIDED TO THE RIGHT.)

2. To approve the NRG Energy, Inc. 2000 Long-Term Incentive Compensation
   Plan;

[ ]For          [ ]   Against       [ ]    Abstain

3. To approve the Annual Incentive Plan for Designated Corporate Officers;

[ ]For          [ ]   Against       [ ]    Abstain

4. To ratify the appointment of PricewaterhouseCoopers LLP as independent auditors for the fiscal year ended December 31, 2001; and

[ ]For          [ ]   Against       [ ]    Abstain

5. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.


Address Change? Mark Box [ ]     [ ]THIS PROXY WHEN PROPERLY EXECUTED WILL BE
Indicate changes below:             VOTED AS DIRECTED OR, IF NO DIRECTION IS
                                    GIVEN, WILL BE VOTED FOR EACH PROPOSAL.



Date_________________________

ADDRESS AREA

[                  ]

Signature(s) in Box
Please sign exactly as your name(s) appear on Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.